 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-277448
PROSPECTUS SUPPLEMENT
(To Prospectus dated February 28, 2024)
Pinnacle West Capital Corporation
Shares of Common Stock
Having an Aggregate Gross Sales Price of Up To
$900,000,000

We have entered into an equity distribution agreement, dated November 8, 2024, as amended by the first amendment thereto, dated June 5, 2026 (as amended, the “equity distribution agreement”), with Barclays Capital Inc., BofA Securities, Inc., J.P. Morgan Securities LLC, Mizuho Securities USA LLC, MUFG Securities Americas Inc., TD Securities (USA) LLC, Truist Securities, Inc. and Wells Fargo Securities, LLC, as managers (each, a “Manager” and, collectively, the “Managers”), Barclays Bank PLC, Bank of America, N.A., JPMorgan Chase Bank, National Association, Mizuho Markets Americas LLC, MUFG Securities EMEA plc, The Toronto-Dominion Bank, Truist Bank and Wells Fargo Bank, National Association or one or more of their respective affiliates, as forward purchasers (in such capacity, each, a “Forward Purchaser” and, collectively, the “Forward Purchasers”), and Barclays Capital Inc., BofA Securities, Inc., J.P. Morgan Securities LLC, Mizuho Securities USA LLC, MUFG Securities Americas Inc., TD Securities (USA) LLC, Truist Securities, Inc. and Wells Fargo Securities, LLC, as forward sellers (in such capacity, each, a “Forward Seller” and, collectively, the “Forward Sellers”), relating to the offer and sale from time to time of shares of our common stock, no par value (“common stock”). We previously filed a prospectus supplement, dated November 8, 2024 (including the prospectus accompanying such prospectus supplement, the “prior prospectus supplement”), for the offer and sale of shares of our common stock having an aggregate gross sales price of up to $900,000,000. As of the date of this prospectus supplement, we have offered and sold shares of our common stock having an aggregate gross sales price of approximately $630,000,000 pursuant to the equity distribution agreement and the prior prospectus supplement. The shares of common stock having an aggregate gross sales price of up to approximately $270,000,000 that remain unsold under the prior prospectus supplement as of the date of this prospectus supplement will no longer be offered or sold under the prior prospectus supplement but will instead be offered and sold under this prospectus supplement and the accompanying prospectus.
In accordance with the terms of the equity distribution agreement, we may offer and sell shares of our common stock from time to time through the Managers or pursuant to forward sale agreements. Sales of shares of our common stock made under the equity distribution agreement, if any, may be made by any method permitted by applicable law and deemed to be an “at the market offering” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including by means of ordinary brokers’ transactions through the facilities of The New York Stock Exchange (the “NYSE”), or through a market maker or directly on or through an electronic communications network, at market prices prevailing at the time of sale or at prices related to prevailing market prices. In addition, shares of our common stock may be offered and sold by such other methods, including privately negotiated transactions (including block transactions), as we and the Managers or the Forward Sellers agree to in writing. We also may sell shares of our common stock to one or more of the Managers, as principal for their own accounts, at a price to be agreed upon at the time of the sale. If we sell shares of our common stock to one or more of the Managers as principal, we will enter into a separate agreement with such Manager or Managers setting forth the terms of such transaction, and we will describe that agreement in a separate prospectus supplement or pricing supplement. Each Manager will receive from us a commission of up to 1% of the aggregate gross sales price for any shares of our common stock sold by it under the equity distribution agreement.
The equity distribution agreement provides that, in addition to the issuance and sale of our common stock by us to or through the Managers, we may also enter into one or more forward sale agreements under separate master forward confirmations and related supplemental confirmations between us and any of the Forward Purchasers. In connection with any forward sale agreement, the relevant Forward Purchaser will borrow from third parties and, through its affiliated Forward Seller, sell a number of shares of our common stock equal to the number of shares of our common stock underlying the particular forward sale agreement. In connection with any forward sale agreement, the relevant Forward Seller will receive, in the form of a reduced initial forward sale price under the related forward sale agreement, a commission of up to 1% of the gross sales prices of all borrowed shares of our common stock sold during the applicable forward hedge selling period by it as Forward Seller.
In no event will the aggregate number of shares of our common stock sold through the Managers or the Forward Sellers under the equity distribution agreement and under any forward sale agreement (including shares sold pursuant to the prior prospectus supplement) have an aggregate gross sales price in excess of $900,000,000.
The net proceeds we receive from the sales of shares of our common stock under the equity distribution agreement from the Managers will be the gross proceeds received from such sales less the commissions and less any other costs we may incur in issuing and/or selling shares of our common stock. The Managers and the Forward Sellers are not required to sell any specific number or dollar amount of shares of our common stock. Subject to the terms and conditions of the equity distribution agreement, each of the Managers and the Forward Sellers will use commercially reasonable efforts to sell on our behalf any shares of our common stock as instructed by us. We will not initially receive any proceeds from the sale of borrowed shares of our common stock by the Forward Sellers. We expect to fully physically settle each particular forward sale agreement (by delivery of shares of our common stock) with the relevant Forward Purchaser on one or more dates specified by us on or prior to the maturity date of that particular forward sale agreement, in which case we will expect to receive aggregate net cash proceeds at settlement equal to the number of shares of our common stock underlying the particular forward sale agreement multiplied by the relevant forward sale price. If we elect to cash settle or net share settle a forward sale agreement, we may not (in the case of cash settlement) or will not (in the case of net share settlement) receive any proceeds, and we may owe cash (in the case of cash settlement) or shares of our common stock (in the case of net share settlement) to the relevant Forward Purchaser. See “Plan of Distribution (Conflicts of Interest)” in this prospectus supplement. The net proceeds from any sales under this prospectus supplement will be used as described under “Use of Proceeds” in this prospectus supplement.
Our common stock is listed on the NYSE under the symbol “PNW”. The last reported sale price of our common stock on the NYSE on June 4, 2026 was $100.48 per share.
Investing in our common stock involves certain risks. See “Risk Factors” beginning on page S-3 of this prospectus supplement, on page 1 of the accompanying prospectus and in Item 1A in our Annual Report on Form 10-K for the year ended December 31, 2025 and our subsequent filings with the Securities and Exchange Commission.
Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
Barclays MUFG	BofA Securities TD Securities	J.P. Morgan Truist Securities	Mizuho Wells Fargo Securities
The date of this prospectus supplement is June 5, 2026.

This prospectus supplement, the accompanying prospectus and any related free writing prospectus required to be filed by us with the Securities and Exchange Commission (the “SEC”) contain and incorporate by reference information that you should consider when making your investment decision. We have not, and the Managers, the Forward Purchasers and the Forward Sellers have not, authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any written communication prepared by us or on our behalf. We and the Managers, the Forward Purchasers and the Forward Sellers take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and the Managers, the Forward Purchasers and the Forward Sellers are not, making an offer to sell shares of our common stock and are not soliciting an offer to buy shares of our common stock in any jurisdiction where the offer or sale is not permitted. You should not consider this prospectus supplement and the accompanying prospectus to be an offer to sell, or a solicitation of any offer to buy, our common stock if the person making the offer or solicitation is not qualified to do so or if it is unlawful for you to receive the offer or solicitation. You should assume that the information contained in this prospectus supplement and the accompanying prospectus is accurate only as of their respective dates and that the information incorporated by reference is accurate only as of the date such information is filed with the SEC, regardless of the time of delivery of any document or of any sale of our common stock. If anyone provides you with different or inconsistent information, you should not rely on it. Our business, financial condition, results of operations and prospects may have changed since the date on any document.

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Prospectus Supplement
Prospectus
As used in this prospectus supplement, the terms “we,” “our,” “us” and “Pinnacle West” refer to Pinnacle West Capital Corporation.

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ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which describes the terms of the offering of our common stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information, some of which will not apply to our common stock. If the description of the offering varies between this prospectus supplement and the accompanying prospectus (or information incorporated by reference into this prospectus supplement or the accompanying prospectus), you should rely on the information in this prospectus supplement. The accompanying prospectus also includes information about certain other securities that we or our wholly-owned subsidiary, Arizona Public Service Company (“APS”), may offer from time to time, which information does not apply to our common stock. You should read both this prospectus supplement and the accompanying prospectus together with the additional information about us described in the section entitled “Where You Can Find More Information.”
This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed jointly with our wholly-owned subsidiary, APS, with the SEC using a “shelf” registration process as a “well-known seasoned issuer.” Under the shelf registration process, we may, from time to time, issue and sell to the public any combination of the securities described in the accompanying prospectus, including our common stock, up to an indeterminate amount, of which this offering is a part. In this prospectus supplement, we provide you with specific information about the terms of our common stock and this offering.
WHERE YOU CAN FIND MORE INFORMATION
Available Information
We file annual, quarterly and current reports and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website: http://www.sec.gov. Our filings with the SEC are also available on our website at http://www.pinnaclewest.com. The information on our website is not part of this prospectus supplement or the accompanying prospectus.
We have filed with the SEC a registration statement on Form S-3 with respect to the securities offered hereby. This prospectus supplement does not contain all the information set forth in the registration statement, parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities offered hereby, reference is made to the registration statement.
Pinnacle West Capital Corporation common stock is listed on the NYSE under the symbol “PNW”.
Incorporation by Reference
We are incorporating by reference the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus, except for information superseded by information in this prospectus supplement and the accompanying prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, excluding, in each case, information deemed furnished and not filed, until the termination of the offering under this prospectus supplement:
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Our Annual Report on Form 10-K for the year ended December 31, 2025 (the “2025 Form 10-K”), filed with the SEC on February 25, 2026;

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Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed with the SEC on May 4, 2026;

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Our Current Reports on Form 8-K filed with the SEC on February 19, 2026, March 12, 2026, May 19, 2026 and June 5, 2026 (Accession No. 0001104659-26-070960); and

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The description of our common stock in our Registration Statement on Form 8-B, File No. 1-8962, as filed on July 25, 1985, and any amendment or report that we have filed (or will file after the date of this prospectus supplement and prior to the termination of this offering) for the purpose of updating such description, including the description of our common stock included in Exhibit 4.5 to the 2025 Form 10-K.

These documents contain important information about us and our finances.
We will provide, upon request, to each person, including any beneficial owner, to whom this prospectus supplement and the accompanying prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus supplement and the accompanying prospectus but not delivered with this prospectus supplement and the accompanying prospectus. You may request a copy of these filings, at no cost, by writing, telephoning or contacting us through our website at the following address:
Pinnacle West Capital Corporation
Office of the Corporate Secretary
Station 8602
P.O. Box 53999
Phoenix, Arizona 85072-3999
Telephone: (602) 250-3301
www.pinnaclewest.com

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FORWARD-LOOKING INFORMATION
The forward-looking statements disclaimer set forth below supersedes any similarly entitled forward-looking statements disclaimer contained in the accompanying prospectus.
This prospectus supplement, the accompanying prospectus and the information incorporated by reference in this prospectus supplement and the accompanying prospectus may contain forward-looking statements within the meaning of the safe harbor of the Private Securities Litigation Reform Act of 1995, and are based on current expectations. These forward-looking statements are often identified by words such as “estimate,” “predict,” “may,” “believe,” “plan,” “expect,” “require,” “intend,” “assume,” “project,” “anticipate,” “goal,” “seek,” “strategy,” “likely,” “should,” “will,” “could,” and similar words. Because actual results may differ materially from expectations, we caution readers not to place undue reliance on these statements. A number of factors could cause future results to differ materially from historical results, or from outcomes currently expected or sought by us. In addition to the Risk Factors described in Item 1A and in Item 7 — “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of the 2025 Form 10-K and our subsequent filings with the SEC, these factors include, but are not limited to:
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our ability to achieve timely and adequate rate recovery of our costs through our regulated rates and adjustor recovery mechanisms, including returns on and of debt and equity capital investment;

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the impacts of federal, state, and local laws, judicial decisions, statutes, regulations, and United States Federal Energy Regulatory Commission, United States Nuclear Regulatory Commission, United States Environmental Protection Agency, Arizona Corporation Commission, and other agency requirements, including as they are changed by legislative and regulatory action as well as executive orders, such as those relating to tax, environment, energy, nuclear plants, and deregulation of the retail electric market;

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our operation of our Palo Verde Generating Station is subject to substantial regulatory oversight and potentially significant liabilities and capital expenditures;

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we are subject to numerous environmental laws and changes to existing laws, or new laws, may increase our costs and impact our business;

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the potential effects of climate change on our electric system, including as a result of weather extremes, such as prolonged drought and high temperature variations in the area where APS conducts its business, as well as the impacts of policy and regulatory changes introduced to address climate change;

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co-owners of our jointly owned generation and transmission facilities may have unaligned goals;

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the willingness or ability of counterparties, participants, and landowners to meet contractual or other obligations or extend the rights for continued generation and transmission operations;

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deregulation of the electric industry and other factors, such as large customers developing large, utility scale generation to serve their energy needs, may result in increased competition;

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variations in demand for electricity, including those due to weather, seasonality (including large increases in ambient temperatures), the general economy or social conditions, customer and sales growth (or decline), data center growth (or lack thereof), including to support the artificial intelligence industry, the effects of energy conservation measures and distributed generation, and technological advancements;

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wildfires, including those arising as a result of climate change, extreme weather events, or the expansion of the wildland urban interface;

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generation, transmission, and distribution facilities and system operating costs, conditions, performance, and outages;

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our ability and efforts to meet current and anticipated future needs for generation and transmission and distribution facilities in our region at reliable levels, including factors affecting our ability to acquire and develop new resources to serve this load as well as difficulties in accurately forecasting load growth, particularly from high load energy users;

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availability of fuel and water supplies as well as the volatility and costs of fuel and purchased power;

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the direct or indirect effect on our facilities or business from cybersecurity threats or intrusions, data security breaches, terrorist attack, physical attack, severe storms, or other catastrophic events, such as fires, explosions, pandemic health events, or similar occurrences;

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risks inherent in the operation of nuclear facilities, including spent fuel disposal uncertainty;

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the development of new technologies and the impact they have on the retail and wholesale electricity market and the impacts of our adoption or failure to adopt such technologies;

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the availability and retention of qualified personnel and the need to negotiate collective bargaining agreements with union employees;

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the cost of debt, including increased cost as a result of rising interest rates, and equity capital and our ability to access capital markets when required as well as the impacts a credit rating downgrade would have on us;

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the investment performance of the assets of our nuclear decommissioning trust, captive insurance cell, coal mine reclamation escrow, pension, and other postretirement benefit plans, and the resulting impact on future funding requirements;

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our cash flow depends on the performance of APS and its ability to make dividends and distributions;

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potential shortfalls in insurance coverage;

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our ability to meet our debt service obligation could be adversely affected because our debt securities are structurally subordinated to the debt securities and obligations of our subsidiaries;

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the liquidity of wholesale power markets and the use of derivative contracts in our business;

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policy changes in Arizona or other states through ballot initiatives or referenda may increase our cost or operations or affect our business plans;

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general economic conditions, such as tariffs, inflation, and other supply chain constraints, as well as uncertainties associated with the current and future economic environment and conditions in Arizona; and

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disruptions in financial markets could adversely affect our cost of and access to credit and capital markets.

These and other factors are described in Item 1A and in Item 7 — “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as well as the “Forward-Looking Statements” section of the 2025 Form 10-K and our subsequent filings with the SEC that are incorporated by reference herein, each of which you should review carefully before placing any reliance on our financial statements or disclosures. We do not assume any obligation to update these statements, even if our internal estimates change, except as required by law.
We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for any forward-looking statements contained in this prospectus supplement and the accompanying prospectus, including in the information incorporated by reference in this prospectus supplement and the accompanying prospectus.

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SUMMARY
This summary highlights information contained elsewhere, or incorporated by reference, in this prospectus supplement and the accompanying prospectus. As a result, it does not contain all of the information that may be important to you. You should carefully read this prospectus supplement and the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus in their entirety before making an investment decision. We describe the documents that we incorporate by reference under the caption “Where You Can Find More Information” in this prospectus supplement, including in particular the information set forth and referred to under “Risk Factors” in this prospectus supplement. The following material is qualified in its entirety by reference to the detailed information and financial statements included or incorporated by reference in this prospectus supplement and the accompanying prospectus.
Pinnacle West Capital Corporation
We are an investor-owned electric utility holding company based in Phoenix, Arizona. We derive essentially all of our revenues and earnings from our principal subsidiary, APS. Since 1886, APS and its affiliates have provided energy and energy-related products to people and businesses throughout Arizona. APS is Arizona’s largest and longest-serving electric company and generates safe, affordable and reliable electricity for approximately 1.5 million retail customers in 11 of Arizona’s 15 counties. APS is also the operator and co-owner of the Palo Verde Generating Station — a primary source of electricity for the southwestern United States. Our other active subsidiaries are El Dorado Investment Company and Pinnacle West Power, LLC. Please refer to the 2025 Form 10-K and our subsequent filings with the SEC that are incorporated by reference herein for additional information related to our subsidiaries. Our principal executive offices are located at 400 North Fifth Street, P.O. Box 53999, Phoenix, Arizona 85072-3999, and our telephone number is 602-250-1000.

The Offering
Issuer
Pinnacle West Capital Corporation, an Arizona corporation.
Common stock offered
Shares of our common stock having an aggregate gross sales price of up to $900,000,000. As of the date of this prospectus supplement, shares of our common stock having an aggregate gross sales price of up to approximately $270,000,000 remain to be sold under the equity distribution agreement.
Use of proceeds
We intend to use the net proceeds from this offering, after deducting the Managers’ commission and our offering expenses, and the net proceeds payable upon settlement of any forward sale agreement, in each case, for investment in APS to fund capital expenditures, for the repayment of all or a portion of our or APS’s commercial paper outstanding from time to time or for general corporate purposes. See “Use of Proceeds” in this prospectus supplement.
Listing
Our common stock is listed on the NYSE under the symbol “PNW”.
Risk factors
You should consider carefully all the information set forth and incorporated by reference in this prospectus supplement and the accompanying prospectus and, in particular, you should evaluate the specific factors set forth under “Risk Factors” beginning on page S-3 of this prospectus supplement before deciding whether to invest in our common stock.
Conflicts of interest
We expect that all of the proceeds of any shares sold by a Forward Seller will be paid to the related Forward Purchaser. To the extent such Forward Purchaser or its affiliate receives more than 5% of the net proceeds of this offering, not including commissions, such Forward Seller would be deemed to have a conflict of interest under Rule 5121 (Public Offerings of Securities With Conflicts of Interest) of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and would be required to conduct the distribution of shares of our common stock in accordance with FINRA Rule 5121.
Further, some or all of the Managers or their affiliates may be holders from time to time of our or APS’s outstanding commercial paper obligations, and affiliates of the Managers are lenders under our or APS’s existing credit facilities. We may use all or part of the net proceeds of this offering to repay all or a portion of our or APS’s commercial paper outstanding from time to time. To the extent any Manager or its affiliate receives more than 5% of the net proceeds of this offering, not including commissions, such Manager or its affiliate would be deemed to have a conflict of interest under FINRA Rule 5121 and would be required to conduct the distribution of shares of our common stock in accordance with FINRA Rule 5121.
If the offering is conducted in accordance with FINRA Rule 5121, such Forward Seller, Manager or affiliate would not be permitted to confirm a sale to an account over which it exercises discretionary authority without first receiving specific written approval from the account holder. Pursuant to FINRA Rule 5121, the appointment of a “qualified independent underwriter” would not be required in connection with this offering, as the shares of common stock have a “bona fide public market” (as defined in FINRA Rule 5121).
See “Plan of Distribution (Conflicts of Interest).”

RISK FACTORS
You should carefully consider the following risk factors. See also the discussions of risk factors contained in the accompanying prospectus and in Part I, Item 1A of the 2025 Form 10-K and our subsequent filings with the SEC, which are incorporated by reference in this prospectus supplement and the accompanying prospectus, to read about certain risks relating to our business and an investment in our common stock.
An investment in our common stock involves a significant degree of risk. Before investing in our common stock, you should carefully consider the discussion of those risks and the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, including the risks and uncertainties described below and the information under the caption “Forward-Looking Information” in this prospectus supplement. Although we try to discuss material risks in these risk factors and other information, please be aware that other risks may prove to be important in the future. New risks may emerge at any time and we cannot predict those risks or estimate the extent to which they may affect our business, financial condition, cash flows or operating results.
Risks Related to the Offering
The issuance of shares of common stock under the equity distribution agreement and any forward sale agreement may be dilutive.
The issuance of shares of common stock in this offering, as well as any shares issued by us in connection with a physical or net share settlement in respect of a forward sale agreement, the receipt of the expected net proceeds and the use of those proceeds may have a dilutive effect on our net income attributable to common shareholders per share. The actual amount of dilution cannot be determined at this time and will be based on numerous factors.
Shares of our common stock offered under this prospectus supplement and the accompanying prospectus may be sold in “at-the-market” offerings, and investors who buy shares at different times will likely pay different prices.
Investors who purchase shares under this prospectus supplement and the accompanying prospectus at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares of our common stock sold, and there is no minimum or maximum sales price. Investors may experience declines in the value of their shares if they subsequently sell the shares at prices lower than the prices they paid.
The actual number of shares of our common stock we will issue under the equity distribution agreement and any forward sale agreement, at any one time or in total, is uncertain.
Subject to certain limitations in the equity distribution agreement and compliance with applicable law, we have the discretion to deliver a transaction confirmation to a Manager or a forward placement notice to a Forward Purchaser and a Forward Seller at any time throughout the term of the equity distribution agreement. The number of shares of our common stock that are sold by the Managers after delivering a transaction confirmation or the Forward Sellers after receiving a forward placement notice will fluctuate based on the market price of shares of our common stock during the sales period and limits we set with the Managers, the Forward Purchasers and the Forward Sellers. Because the price per share of each share of our common stock sold will fluctuate based on the market price of our common stock during the sales period, it is not possible at this time to predict the number of shares of our common stock that will ultimately be issued.
We will have broad discretion over the use of the net offering proceeds from any sales made under this equity offering program, and may not use the proceeds effectively.
Our management will have broad discretion as to the application of the net proceeds from any sales of shares of our common stock made under this equity offering program and could spend the proceeds in a variety of ways with which you may not agree or that may ultimately fail to improve our operating results or enhance the value of shares of our common stock. Our failure to apply these funds effectively could have a negative effect on our business and cause the price of shares of our common stock to decline.
Future sales or issuances of shares of our common stock could cause the market price of our common stock to decline.
We are not restricted from issuing additional securities in the future, including common stock, securities that are convertible into or exchangeable for, or that represent the right to receive, shares of common stock or any substantially similar securities. The market price of our common stock could decline as a result of issuances or sales of a large number of shares of our common stock in the market or the perception that such issuances or sales could occur. Additionally, future issuances or sales of a large number of shares of our common stock may be at prices below the offering price of the shares of common stock offered by this prospectus supplement and may adversely impact the market price of our common stock.
A substantial majority of the outstanding shares of our common stock are, and all of the shares sold in this offering upon issuance will be, freely tradable without restriction or further registration under the Securities Act, unless these shares are owned or purchased by “affiliates” as that term is defined in Rule 144 under the Securities Act. In addition, shares of our common stock issued pursuant to our equity incentive plans will be eligible for sale in the public market to the extent permitted by applicable vesting requirements and, in some cases, subject to compliance with the requirements of Rule 144. As a result, these shares can be freely sold in the public market upon issuance, subject to restrictions under the securities laws.
Sales of substantial amounts of our common stock, or the perception that such sales could occur, by large shareholders or otherwise, could cause the market price of our common stock to decrease significantly. We cannot predict the effect, if any, of future sales of our common stock, or the availability of our common stock for future sales, on the market price of our common stock.
The market price of our common stock may be volatile.
The market price of our common stock could be subject to significant fluctuations in response to factors such as the following, some of which are beyond our control:
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variations in our quarterly operating results;

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operating results that vary from the expectations of management, securities analysts, and investors;

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changes in expectations as to future financial performance, including financial estimates by securities analysts and investors;

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developments generally affecting industries in which we operate;

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announcements by us or our competitors of significant contracts, acquisitions, joint marketing relationships, joint ventures, or capital commitments;

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announcements by third parties of significant claims or proceedings against us;

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favorable or adverse regulatory or legislative developments;

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our dividend policy;

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change in our management;

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future sales by us of equity or equity-linked securities; and

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general domestic and international economic conditions.

In addition, the stock market in general has experienced volatility that has often been unrelated to the operating performance of a particular company. These broad market fluctuations may adversely affect the market price of our common stock.
Risks Relating to the Forward Transactions
Provisions contained in a forward sale agreement could result in substantial dilution to our earnings per share and return on equity or result in substantial cash payment obligations.
If we enter into one or more forward sale agreements, the relevant Forward Purchaser will have the right to accelerate its forward sale agreement (with respect to all or any portion of the transaction under such forward sale agreement that the Forward Purchaser determines is affected by an event described below) and require us to physically settle on a date specified by such Forward Purchaser if:
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in such Forward Purchaser’s good faith, commercially reasonable judgment, it or its affiliate (x) is unable to hedge its exposure under such forward sale agreement because an insufficient number of shares of our common stock have been made available for borrowing by securities lenders or (y) would incur a stock loan cost in excess of a specified threshold to hedge its exposure under such forward sale agreement;

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we declare any dividend, issue or distribution on shares of our common stock (a) payable in cash in excess of specified amounts (unless it is an extraordinary dividend), (b) payable in securities of another company that we acquire or own (directly or indirectly) as a result of a spin-off or similar transaction or (c) of any other type of securities (other than shares of our common stock), rights, warrants or other assets for payment at less than the prevailing market price;

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certain ownership thresholds in shares of our common stock which are applicable to such Forward Purchaser and its affiliates are exceeded;

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an event is announced that, if consummated, would result in a specified extraordinary event (including certain mergers or tender offers, as well as certain events involving our nationalization, or insolvency, or a delisting of shares of our common stock) or the occurrence of a change in law under such forward sale agreement; or

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certain other events of default or termination events occur, including, among others, any material misrepresentation made in connection with such forward sale agreement (each as more fully described in each forward sale agreement).

A Forward Purchaser’s decision to exercise its right to accelerate the physical settlement of any forward sale agreement will be made irrespective of our interests, including our need for capital. In such cases, we could be required to issue and deliver shares of our common stock under the physical settlement provisions of the applicable forward sale agreement, irrespective of our capital needs, which would result in dilution to our earnings per share and return on equity.
We expect that settlement of any forward sale agreement will generally occur no later than the date specified in the particular forward sale agreement, which will be no earlier than two months or later than 24 months following the trade date of that forward sale agreement. However, any forward sale agreement may be settled earlier than that specified date in whole or in part at our option. Subject to certain conditions, we have the right to elect physical, cash or net share settlement under each forward sale agreement.
We intend to physically settle each forward sale agreement by delivery of shares of our common stock. However, we may elect to cash settle or net share settle such forward sale agreement. Delivery of shares of our common stock upon physical settlement (or, if we elect net share settlement of a particular forward sale agreement, upon such settlement to the extent we are obligated to deliver shares of our common stock) will result in dilution to our earnings per share and return on equity. If we elect cash settlement or net share settlement with respect to all or a portion of the number of shares of our common stock underlying a particular forward sale agreement, we expect the applicable Forward Purchaser (or an affiliate thereof) to purchase a number of shares of our common stock in secondary market transactions over an unwind period to:
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return shares of our common stock to securities lenders in order to unwind such Forward Purchaser’s hedge (after taking into consideration any shares of our common stock to be delivered by us to such Forward Purchaser, in the case of net share settlement); and

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if applicable, in the case of net share settlement, deliver shares of our common stock to us to the extent required in settlement of such forward sale agreement.

The purchase of shares of our common stock in connection with a Forward Purchaser or its affiliate unwinding such Forward Purchaser’s hedge positions could cause the price of our common stock to increase over such time (or prevent a decrease over such time), thereby increasing the amount of cash we would owe to such Forward Purchaser (or decreasing the amount of cash that such Forward Purchaser would owe us) upon a cash settlement of the relevant forward sale agreement or increasing the number of shares of our common stock we would deliver to such Forward Purchaser (or decreasing the number of shares of our common stock that such Forward Purchaser would deliver to us) upon net share settlement of the relevant forward sale agreement.
The forward sale price that we expect to receive upon physical settlement of a particular forward sale agreement will be subject to adjustment on a daily basis based on a floating interest rate factor equal to the overnight bank rate less a spread and will be decreased based on amounts related to expected dividends on shares of our common stock during the term of the particular forward sale agreement. If the overnight bank rate is less than the spread for a particular forward sale agreement on any day, the interest factor will result in a daily reduction of the applicable forward sale price. If the volume-weighted average price of our common stock during the applicable unwind period under a particular forward sale agreement is above the relevant forward sale price, in the case of cash settlement, we would pay the relevant Forward Purchaser under such forward sale agreement an amount in cash equal to the difference or, in the case of net share settlement, we would deliver to such Forward Purchaser a number of shares of our common stock having a value equal to the difference. Thus, we could be responsible for a potentially substantial cash payment in the case of cash settlement. If the volume-weighted average price of our common stock during the applicable unwind period under that particular forward sale agreement is below the relevant forward sale price, in the case of cash settlement, we would be paid the difference in cash by the relevant Forward Purchaser under that particular forward sale agreement or, in the case of net share settlement, we would receive from such Forward Purchaser a number of shares of our common stock having a value equal to the difference. See “Plan of Distribution (Conflicts of Interest)” in this prospectus supplement for information on the forward sale agreements.
Resales of newly-issued shares of our common stock in the public market may cause the market price of our common stock to fall.
We may issue shares of common stock having aggregate gross sales price (together with shares sold pursuant to the prior prospectus supplement) of up to $900,000,000 from time to time in connection with this offering, as well as any shares issued by us in connection with a physical or net share settlement in respect of a forward sale agreement. This issuance from time to time of these new shares of our common stock, or our ability to issue these shares of our common stock in this offering, could result in resales of shares of our common stock by our current shareholders concerned about the potential dilution of their holdings. In turn, these resales could have the effect of depressing the market price for our common stock.
In case of our bankruptcy or insolvency, any forward sale agreement that is in effect will automatically terminate, and we would not receive the expected proceeds from any forward sales of shares of our common stock.
If we or a regulatory authority with jurisdiction over us institutes, or we consent to, a proceeding seeking a judgment in bankruptcy or insolvency or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or we or a regulatory authority with jurisdiction over us presents a petition for our winding-up or liquidation, or we consent to such a petition, any forward sale agreement that is then in effect will automatically terminate. If any such forward sale agreement so terminates under these circumstances, we would not be obligated to deliver to the relevant Forward Purchaser any shares of our common stock not previously delivered, and the relevant Forward Purchaser would be discharged from its obligation to pay the applicable forward sale price per share in respect of any shares of our common stock not previously settled under the applicable forward sale agreement. Therefore, to the extent that there are any shares of our common stock with respect to which any forward sale agreement has not been settled at the time of the commencement of any such bankruptcy or insolvency proceedings, we would not receive the relevant forward sale price per share in respect of those shares of our common stock.
The Managers or their affiliates may receive benefits from sales under the equity distribution agreement.
If we enter into a forward sale agreement with any Forward Purchaser, the relevant Forward Seller will be obligated to use commercially reasonable efforts, consistent with its normal trading and sales practices for similar transactions and applicable laws and regulations, to sell shares of our common stock borrowed from third parties to hedge such Forward Purchaser’s exposure under such forward sale agreement. All of the net proceeds from the sale of any such borrowed shares of our common stock will be paid to the applicable Forward Purchaser. Such entity will be either a Manager or an affiliate of a Manager. As a result, a Manager or one of its affiliates will receive the net proceeds from any sale of borrowed shares of our common stock made in connection with any forward sale agreement.
These transactions create potential conflicts of interest because these Managers and Forward Purchasers have an interest in the successful completion of this offering beyond the sales commissions they will receive. The interest may influence the decision regarding the terms and circumstances under which this offering is completed.

USE OF PROCEEDS
We intend to use the net proceeds from this offering, after deducting the Managers’ commission and our offering expenses, and the net proceeds payable upon settlement of any forward sale agreement, in each case, for investment in APS to fund capital expenditures, for the repayment of all or a portion of our or APS’s commercial paper outstanding from time to time or for general corporate purposes. As of March 31, 2026, we had approximately $103 million of outstanding commercial paper borrowings, with a weighted-average maturity of approximately one day and a weighted-average interest rate of 3.93%. As of March 31, 2026, APS had approximately $316 million of outstanding commercial paper borrowings, with a weighted-average maturity of approximately four days and a weighted-average interest rate of 3.96%. The Managers and/or their respective affiliates may own our or APS’s commercial paper from time to time and may therefore receive a portion of the net proceeds from this offering upon any such repayment. See “Plan of Distribution (Conflicts of Interest) — Conflicts of Interest.”
We will not initially receive any proceeds from any sales of our common stock by a Forward Seller in connection with any forward sale agreement. We expect to fully physically settle each particular forward sale agreement, in which case we will expect to receive aggregate net cash proceeds at settlement equal to the number of shares of our common stock underlying the particular forward sale agreement multiplied by the relevant forward sale price. The forward sale price that we expect to receive upon physical settlement of a particular forward sale agreement initially will be equal to the gross sales prices of all borrowed shares of our common stock sold by the relevant Forward Seller during the applicable forward hedge selling period less a forward hedge selling commission of up to 1% of the gross sales prices of all borrowed shares of our common stock sold during the applicable forward hedge selling period by it as Forward Seller. The forward sale price will be subject to adjustment on a daily basis based on a floating interest rate factor equal to the overnight bank rate less a spread and will be decreased based on amounts related to expected dividends on shares of our common stock during the term of the particular forward sale agreement. If the overnight bank rate is less than the spread for a particular forward sale agreement on any day, the interest factor will result in a daily reduction of the applicable forward sale price.
If we enter into a forward sale agreement with any Forward Purchaser, we expect that the affiliated Forward Seller will attempt to sell borrowed shares of our common stock to hedge such Forward Purchaser’s exposure under such forward sale agreement. All of the net proceeds from the sale of any such borrowed shares of our common stock will be paid to the applicable Forward Purchaser. Such entity will be either a Manager or an affiliate of a Manager. As a result, a Manager or one of its affiliates will receive the net proceeds from any sale of borrowed shares of our common stock made in connection with any forward sale agreement. See “Plan of Distribution (Conflicts of Interest).”
Pursuant to the terms of the equity distribution agreement, we may issue and/or sell shares of our common stock having an aggregate gross sales price (together with shares sold pursuant to the prior prospectus supplement) of up to $900,000,000 from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual public offering amount, commissions and proceeds to us, if any, are not determinable at this time.

MATERIAL UNITED STATES FEDERAL INCOME AND
ESTATE TAX CONSEQUENCES TO NON-U.S. HOLDERS
This section summarizes the material United States federal income and estate tax consequences of the ownership and disposition of our common stock by a non-U.S. holder. You are a non-U.S. holder if you are, for United States federal income tax purposes:
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a nonresident alien individual,

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a foreign corporation, or

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an estate or trust that in either case is not subject to United States federal income tax on a net income basis on income or gain from common stock.

This section does not consider the specific facts and circumstances that may be relevant to a particular non-U.S. holder and does not address the treatment of a non-U.S. holder under the laws of any state, local or foreign taxing jurisdiction. This section is based on the tax laws of the United States, including the Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed regulations, and administrative and judicial interpretations, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.
If an entity or arrangement that is treated as a partnership for United States federal income tax purposes holds our common stock, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding our common stock should consult its tax advisor with regard to the United States federal income tax treatment of an investment in our common stock.
You should consult a tax advisor regarding the United States federal tax consequences of the acquisition, ownership and disposition of common stock in your particular circumstances, as well as any tax consequences that may arise under the laws of any state, local or foreign taxing jurisdiction.
Dividends
If we make a distribution of cash or other property (other than certain distributions of our stock) in respect of our common stock, the distribution generally will be treated as a dividend to the extent of our current or accumulated earnings and profits, as determined under United States federal income tax principles. Any portion of a distribution that exceeds our current and accumulated earnings and profits will generally be treated first as a tax-free return of capital, on a share-by-share basis, to the extent of your tax basis in our common stock (and will reduce your basis in such common stock), and, to the extent such portion exceeds your tax basis in our common stock, the excess will be treated as gain from the taxable disposition of our common stock, the tax treatment of which is discussed below under “Gain on Disposition of Common Stock”.
Except as described below, dividends paid to you on common stock are subject to withholding of United States federal income tax at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate. Even if you are eligible for a lower treaty rate, the withholding agent will generally be required to withhold at a 30% rate (rather than the lower treaty rate) on dividend payments to you unless you have furnished to the withholding agent:
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a valid Internal Revenue Service (“IRS”) Form W-8 or an acceptable substitute form upon which you certify, under penalties of perjury, your status as a non-United States person and your entitlement to the lower treaty rate with respect to such payments, or

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in the case of payments made outside the United States to an offshore account (generally, an account maintained by you at an office or branch of a bank or other financial institution at any location outside the United States), other documentary evidence establishing your entitlement to the lower treaty rate in accordance with U.S. Treasury regulations.

If you are eligible for a reduced rate of United States withholding tax under a tax treaty, you may obtain a refund of any amounts withheld in excess of that rate by timely filing a refund claim with the United States IRS.

If dividends paid to you are “effectively connected” with your conduct of a trade or business within the United States, and, if required by a tax treaty, the dividends are attributable to a permanent establishment that you maintain in the United States, withholding agents are generally not required to withhold tax from the dividends, provided that you have furnished to the withholding agent a valid IRS Form W-8ECI or an acceptable substitute form upon which you represent, under penalties of perjury, that:
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you are a non-United States person, and

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the dividends are effectively connected with your conduct of a trade or business within the United States and are includible in your gross income.

“Effectively connected” dividends are taxed at rates applicable to United States citizens, resident aliens and domestic United States corporations.
If you are a corporate non-U.S. holder, “effectively connected” dividends that you receive may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.
Gain on Disposition of Common Stock
You generally will not be subject to United States federal income tax on gain that you recognize on a disposition of common stock unless:
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the gain is “effectively connected” with your conduct of a trade or business in the United States, and the gain is attributable to a permanent establishment that you maintain in the United States, if that is required by an applicable income tax treaty as a condition for subjecting you to United States taxation on a net income basis,

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you are an individual, you hold our common stock as a capital asset, you are present in the United States for 183 or more days in the taxable year of the sale and certain other conditions exist, or

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we are or have been a “United States real property holding corporation” (as described below), at any time within the five-year period preceding the disposition or your holding period, whichever period is shorter, you are not eligible for a treaty exemption, and either (i) our common stock is not regularly traded on an established securities market during the calendar year in which the sale or disposition occurs or (ii) you owned or are deemed to have owned, at any time within the five-year period preceding the disposition or your holding period, whichever period is shorter, more than 5% of our common stock.

If the gain from the taxable disposition of shares of our common stock is effectively connected with your conduct of a trade or business in the United States (and, if required by a tax treaty, the gain is attributable to a permanent establishment that you maintain in the United States), you will be subject to tax on the net gain derived from the sale at rates applicable to United States citizens, resident aliens and domestic United States corporations, as applicable. If you are a corporate non-U.S. holder, “effectively connected” gains that you recognize may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate. If you are an individual non-U.S. holder described in the second bullet point immediately above, you will be subject to a flat 30% tax (unless an applicable income tax treaty provides otherwise) on the gain derived from the sale, which may be offset by United States source capital losses, even though you are not considered a resident of the United States.
We will be a United States real property holding corporation at any time that the fair market value of our “United States real property interests,” as defined in the Code and applicable Treasury Regulations, equals or exceeds 50% of the aggregate fair market value of our worldwide real property interests and our other assets used or held for use in a trade or business (all as determined for U.S. federal income tax purposes). We believe that we are not, and do not anticipate becoming in the foreseeable future, a United States real property holding corporation.
FATCA Withholding
Pursuant to sections 1471 through 1474 of the Code, commonly known as the Foreign Account Tax Compliance Act (“FATCA”), a 30% withholding tax (“FATCA withholding”) may be imposed on certain payments to you or to certain foreign financial institutions, investment funds and other non-U.S. persons receiving payments on your behalf if you or such persons fail to comply with certain information reporting requirements. Payments of dividends that you receive in respect of our common stock could be affected by this withholding if you are subject to the FATCA information reporting requirements and fail to comply with them or if you hold our common stock through a non-U.S. person (e.g., a foreign bank or broker) that fails to comply with these requirements (even if payments to you would not otherwise have been subject to FATCA withholding). You should consult your own tax advisors regarding the relevant U.S. law and other official guidance on FATCA withholding.
Federal Estate Taxes
Common stock held by a non-U.S. holder (as specially defined for estate tax purposes) at the time of death will be included in the holder’s gross estate for United States federal estate tax purposes unless an applicable estate tax treaty provides otherwise.
Information Reporting and Backup Withholding
We and other payors are required to report distributions on our common stock on IRS Form 1042-S even if the distributions are exempt from withholding. You are otherwise generally exempt from backup withholding and information reporting requirements with respect to dividend payments and the payment of the proceeds from the sale of our common stock effected at a United States office of a broker provided that either (i) you have furnished a valid IRS Form W-8 or other documentation upon which the payor or broker may rely to treat the payments as made to a non-United States person, or (ii) you otherwise establish an exemption.
Payment of the proceeds from the sale of our common stock effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker could be subject to information reporting in the same manner as a sale within the United States (and in certain cases may be subject to backup withholding as well) if (i) the broker has certain connections to the United States, (ii) the proceeds or confirmation are sent to the United States or (iii) the sale has certain other specified connections with the United States.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)
We have entered into an equity distribution agreement, dated November 8, 2024, as amended by the first amendment thereto, dated June 5, 2026, which we refer to as the equity distribution agreement, with the Managers, the Forward Sellers and the Forward Purchasers, pursuant to which we may issue and/or sell from time to time shares of our common stock having an aggregate gross sales price (together with shares sold pursuant to the prior prospectus supplement) of up to $900,000,000 over a period of time. As of the date of this prospectus supplement, we have offered and sold shares of our common stock having an aggregate gross sales price of approximately $630,000,000 pursuant to the equity distribution agreement and the prior prospectus supplement. In accordance with the terms of the equity distribution agreement, under this prospectus supplement and the accompanying prospectus, we may offer and sell shares of common stock having an aggregate gross sales price of up to approximately $270,000,000. We will file the first amendment to the equity distribution agreement as an exhibit to a Current Report on Form 8-K, which is incorporated by reference into this prospectus supplement.
Sales of shares of our common stock made under the equity distribution agreement, if any, may be made by any method permitted by applicable law and deemed to be an “at the market offering” as defined in Rule 415 under the Securities Act, including by means of ordinary brokers’ transactions through the facilities of the NYSE, or through a market maker or directly on or through an electronic communications network, at market prices prevailing at the time of sale or at prices related to prevailing market prices. In addition, shares of our common stock may be offered and sold by such other methods, including privately negotiated transactions (including block transactions), as we and the Managers or the Forward Sellers agree to in writing. As agents, the Managers will not engage in any prohibited stabilizing transactions with respect to shares of our common stock.
We also may sell shares of our common stock to one or more of the Managers, as principal for their own accounts, at a price to be agreed upon at the time of sale. If we sell shares of our common stock to one or more of the Managers as principal, we will enter into a separate agreement with such Manager or Managers setting forth the terms of such transaction, and we will describe that agreement in a separate prospectus supplement or pricing supplement.
The equity distribution agreement provides that, in addition to the issuance and sale of shares of our common stock by us to or through the Managers, we may also enter into one or more forward sale agreements under separate master forward confirmations and related supplemental confirmations between us and any of the Forward Purchasers. In connection with any forward sale agreement, the relevant Forward Purchaser will borrow from third parties and, through its affiliated Forward Seller, sell a number of shares of our common stock equal to the number of shares of our common stock underlying the particular forward sale agreement.
We may instruct the Managers and the Forward Sellers not to sell any shares of our common stock if the sales cannot be effected at or above the price designated by us in any such instruction. In no event will the aggregate number of shares of our common stock sold through the Managers or the Forward Sellers under the equity distribution agreement and under any forward sale agreement (including shares sold pursuant to the prior prospectus supplement) have an aggregate gross sales price in excess of $900,000,000.
Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We estimate that the total expenses for the offering, excluding any commissions or expense reimbursement payable to the Managers pursuant to the terms of the equity distribution agreement, will be approximately $500,000, and we expect to incur additional expenses (in addition to any such commissions and expense reimbursement) in connection with this offering in the future. We have agreed to reimburse each of the Managers, the Forward Sellers and the Forward Purchasers for certain of their expenses in certain circumstances in connection with their performance under the equity distribution agreement.
In connection with the sale of shares of our common stock, each of the Managers, Forward Sellers or Forward Purchasers may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to the Managers, the Forward Sellers or the Forward Purchasers may be deemed to be underwriting commissions or discounts. We have agreed in the equity distribution agreement to provide indemnification and contribution to each of the Managers, Forward Sellers and Forward Purchasers against certain civil liabilities, including liabilities under the Securities Act.
The offer and sale of shares of our common stock pursuant to the equity distribution agreement will terminate upon the earlier of (1) the sale of the maximum aggregate amount of shares of our common stock subject to the equity distribution agreement or (2) the termination of the equity distribution agreement at any time by us or by the Managers, the Forward Purchasers and the Forward Sellers.
Shares of our common stock are an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). If we have reason to believe that shares of our common stock are no longer an “actively-traded security” as defined under Rule 101(c)(l) of Regulation M under the Exchange Act, we will promptly notify the Managers, the Forward Purchasers and the Forward Sellers, and sales of shares of our common stock pursuant to the equity distribution agreement or any forward sale agreement will be suspended until, in our collective judgment, Rule 101(c)(1) of Regulation M under the Exchange Act or another exemptive provision has been satisfied.
We will report at least quarterly the number of shares of our common stock sold through the Managers, the Forward Purchasers and the Forward Sellers under the equity distribution agreement, the net proceeds to us (before expenses) and the commissions paid by us to the Managers, the Forward Purchasers and the Forward Sellers in connection with the sales of shares of our common stock.
Sales Through Managers
From time to time during the term of the equity distribution agreement, we may deliver a transaction confirmation to one of the Managers specifying the length of the selling period, the number or gross price of shares of our common stock to be sold and the minimum price below which sales may not be made.
Each Manager has agreed that, upon receipt of a transaction confirmation from us that is accepted by a Manager, and subject to the terms and conditions of the equity distribution agreement, such Manager will use commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares of our common stock on such terms. We or such Manager may suspend the offer and sale of shares of our common stock at any time upon proper notice to the other party, upon which the selling period will immediately terminate. The obligation of each Manager under the equity distribution agreement to sell shares of our common stock pursuant to any transaction confirmation is subject to a number of conditions, which such Manager reserves the right to waive in its sole discretion.
We will pay each Manager a commission of up to 1% of the aggregate gross sales price for any shares sold through it as an agent under the equity distribution agreement.
Settlement for sales of shares of our common stock will occur, unless the parties agree otherwise, on the trading day following the date on which such sales were made in return for payment of the proceeds to us net of compensation paid by us to the Managers. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
Sales Through Forward Sellers
From time to time during the term of the equity distribution agreement, and subject to the terms and conditions set forth therein and in the related master forward confirmation, we may deliver a forward placement notice relating to a forward sale to any of the Forward Sellers and the applicable Forward Purchaser. Upon acceptance by a Forward Seller and the applicable Forward Purchaser of a forward placement notice from us requesting that such Forward Seller execute sales of borrowed shares of our common stock in connection with a forward sale agreement, subject to the terms and conditions of the equity distribution agreement and the applicable forward sale agreement, the affiliated Forward Purchaser or its affiliate will use commercially reasonable efforts to borrow, and such Forward Seller will use commercially reasonable efforts consistent with its normal trading and sales practices to sell, the borrowed shares of our common stock on such terms to hedge such Forward Purchaser’s exposure under that particular forward sale agreement. We or the relevant Forward Seller may immediately suspend the offer and sale of shares of our common stock in respect of a forward sale agreement at any time upon proper notice to the other. The obligation of the relevant Forward Seller under the equity distribution agreement to execute such sales of shares of our common stock is subject to a number of conditions, which each Forward Seller reserves the right to waive in its sole discretion.
In connection with each forward sale agreement, the relevant Forward Seller will receive, in the form of a reduced initial forward sale price under the related forward sale agreement with the related Forward Purchaser, commissions at a mutually agreed rate of up to 1% of the gross sales price of all borrowed shares of our common stock sold during the applicable forward hedge selling period by it as Forward Seller. We refer to this commission rate as the forward selling commission. The forward hedge selling period will be the period of consecutive trading days determined by us in our sole discretion and as specified in the relevant forward placement notice.
The forward sale price per share under each forward sale agreement will initially equal the product of (1) an amount equal to one minus the applicable forward selling commission and (2) the volume-weighted average price per share at which the borrowed shares of our common stock were sold pursuant to the equity distribution agreement by the relevant Forward Seller. Thereafter, the forward sale price will be subject to adjustment as described below.
The forward sale agreements, the terms of which may not be less than two months or more than 24 months, will provide that the forward sale price, as well as the sales prices used to calculate the initial forward sale price, will be subject to increase or decrease based on the overnight bank rate, less a spread, and subject to decrease by amounts related to expected dividends on shares of our common stock during the term of the particular forward sale agreement. If the overnight bank rate is less than the spread for a particular forward sale agreement on any day, the interest factor will result in a daily reduction of the applicable forward sale price.
Except under limited circumstances described below, we have the right to elect physical, cash or net share settlement under any forward sale agreement. Although we expect to settle any forward sale agreement entirely by delivering shares of our common stock in connection with full physical settlement, we may, subject to certain conditions, elect cash settlement or net share settlement for all or a portion of our obligations under a particular forward sale agreement. For example, we may conclude to cash settle or net share settle a particular forward sale agreement if we have no then-current use for all or a portion of the net proceeds that we would receive upon physical settlement. In addition, subject to certain conditions, we may elect to accelerate the settlement of all or a portion of the number of shares of our common stock underlying a particular forward sale agreement.
If we elect to physically settle any forward sale agreement, we will receive an amount of cash from the relevant Forward Purchaser equal to the product of the forward sale price per share under that particular forward sale agreement and the number of shares of our common stock underlying the particular forward sale agreement. If we elect cash settlement or net share settlement with respect to all or a portion of the number of shares of our common stock underlying a particular forward sale agreement, we expect the applicable Forward Purchaser (or an affiliate thereof) to purchase a number of shares of our common stock in secondary market transactions over an unwind period to:
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return shares of our common stock to securities lenders in order to unwind such Forward Purchaser’s hedge (after taking into consideration any shares of our common stock to be delivered by us to such Forward Purchaser, in the case of net share settlement); and

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if applicable, in the case of net share settlement, deliver shares of our common stock to us to the extent required in settlement of such forward sale agreement.

If the volume-weighted average price of our common stock during the applicable unwind period under a particular forward sale agreement is above the relevant forward sale price, in the case of cash settlement, we would pay the relevant Forward Purchaser under such forward sale agreement an amount in cash equal to the difference or, in the case of net share settlement, we would deliver to such Forward Purchaser a number of shares of our common stock having a value equal to the difference. Thus, we could be responsible for a potentially substantial cash payment in the case of cash settlement. If the volume-weighted average price of our common stock during the applicable unwind period under that particular forward sale agreement is below the relevant forward sale price, in the case of cash settlement, we would be paid the difference in cash by the relevant Forward Purchaser under that particular forward sale agreement or, in the case of net share settlement, we would receive from such Forward Purchaser a number of shares of our common stock having a value equal to the difference.
In addition, the purchase of shares of our common stock in connection with the relevant Forward Purchaser or its affiliate unwinding such Forward Purchaser’s hedge positions could cause the price of our common stock to increase over such time (or prevent a decrease over such time), thereby increasing the amount of cash we would owe to such Forward Purchaser (or decreasing the amount of cash that such Forward Purchaser would owe us) upon a cash settlement of the relevant forward sale agreement or increasing the number of shares of our common stock we would deliver to such Forward Purchaser (or decreasing the number of shares of our common stock that such Forward Purchaser would deliver to us) upon net share settlement of the relevant forward sale agreement. See “Risk Factors” in this prospectus supplement.
Each Forward Purchaser will have the right to accelerate its forward sale agreement (with respect to all or any portion of the transaction under such forward sale agreement that such Forward Purchaser determines is affected by such event) and require us to physically settle on a date specified by such Forward Purchaser if (1) in such Forward Purchaser’s good faith, commercially reasonable judgment, it or its affiliate (x) is unable to hedge its exposure under such forward sale agreement because an insufficient number of shares of our common stock have been made available for borrowing by securities lenders or (y) would incur a stock loan cost in excess of a specified threshold to hedge its exposure under such forward sale agreement; (2) we declare any dividend, issue or distribution on shares of our common stock (a) payable in cash in excess of specified amounts (unless it is an extraordinary dividend), (b) payable in securities of another company that we acquire or own (directly or indirectly) as a result of a spin-off or similar transaction or (c) of any other type of securities (other than shares of our common stock), rights, warrants or other assets for payment at less than the prevailing market price; (3) certain ownership thresholds in shares of our common stock which are applicable to such Forward Purchaser and its affiliates are exceeded; (4) an event is announced that, if consummated, would result in a specified extraordinary event (including certain mergers or tender offers, as well as certain events involving our nationalization, or insolvency, or a delisting of shares of our common stock) or the occurrence of a change in law under such forward sale agreement; or (5) certain other events of default or termination events occur, including, among others, any material misrepresentation made in connection with such forward sale agreement (each as more fully described in each forward sale agreement). A Forward Purchaser’s decision to exercise its right to accelerate any forward sale agreement and to require us to physically settle any such forward sale agreement will be made irrespective of our interests, including our need for capital. In such cases, we could be required to issue and deliver shares of our common stock under the terms of the physical settlement provisions of the applicable forward sale agreement, irrespective of our capital needs, which would result in dilution to our earnings per share and return on equity. In addition, upon certain events of bankruptcy, insolvency or reorganization filings relating to us, any forward sale agreement that is then in effect will terminate without further liability of either party. Following any such termination, we would not deliver any shares of our common stock and we would not receive any proceeds pursuant to such forward sale agreement. See “Risk Factors” in this prospectus supplement.
Conflicts of Interest
We expect that all of the proceeds of any shares sold by a Forward Seller will be paid to the related Forward Purchaser. To the extent such Forward Purchaser or its affiliate receives more than 5% of the net proceeds of this offering, not including commissions, such Forward Seller would be deemed to have a conflict of interest under FINRA Rule 5121 and would be required to conduct the distribution of shares of our common stock in accordance with FINRA Rule 5121.
Further, some or all of the Managers or their affiliates may be holders from time to time of our or APS’s outstanding commercial paper obligations, and affiliates of the Managers are lenders under our existing credit facilities. We may use all or part of the net proceeds of this offering to repay all or a portion of our or APS’s commercial paper outstanding from time to time. To the extent any Manager or its affiliate receives more than 5% of the net proceeds of this offering, not including commissions, such Manager or its affiliate would be deemed to have a conflict of interest under FINRA Rule 5121 and would be required to conduct the distribution of shares of our common stock in accordance with FINRA Rule 5121.

If the offering is conducted in accordance with FINRA Rule 5121, such Forward Seller, Manager or affiliate would not be permitted to confirm a sale to an account over which it exercises discretionary authority without first receiving specific written approval from the account holder. Pursuant to FINRA Rule 5121, the appointment of a “qualified independent underwriter” would not be required in connection with this offering, as the shares of common stock have a “bona fide public market” (as defined in FINRA Rule 5121).
The Managers, the Forward Purchasers and the Forward Sellers and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. In the ordinary course of their respective businesses, the Managers, the Forward Purchasers, the Forward Sellers and/or their respective affiliates provided and may in the future provide commercial, financial advisory or investment banking services for us and our subsidiaries for which they have received or will receive customary compensation. In particular, among other relationships, affiliates of the Managers, the Forward Purchasers and the Forward Sellers are lenders under our existing credit facilities. In addition, the Managers and/or their respective affiliates may hold a portion of our or APS’s outstanding commercial paper obligations that we may repay using all or a part of the net proceeds of this offering.
Other Relationships
If we enter into a forward sale agreement with any Forward Purchaser, we expect that the affiliated Forward Seller will attempt to sell borrowed shares of our common stock to hedge such Forward Purchaser’s exposure under such forward sale agreement. All of the net proceeds from the sale of any such borrowed shares of our common stock will be paid to the applicable Forward Purchaser. Such entity will be either a Manager or an affiliate of a Manager. As a result, a Manager or one of its affiliates will receive the net proceeds from any sale of borrowed shares of our common stock made in connection with any forward sale agreement.
In addition, in the ordinary course of their various business activities, the Managers, the Forward Purchasers and the Forward Sellers and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and instruments of ours or our affiliates. The Managers, the Forward Purchasers and the Forward Sellers and/or their respective affiliates have a lending relationship with us, and certain of these Managers, Forward Purchasers and Forward Sellers or their respective affiliates routinely hedge and certain of these Managers, Forward Purchasers, Forward Sellers or their respective affiliates may hedge their credit exposure to us consistent with their customary risk management policies. Typically, such Managers, Forward Purchasers, Forward Sellers and their respective affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially shares of our common stock offered hereby. Any credit default swaps or short positions could adversely affect future trading prices of shares of our common stock offered hereby. The Managers, the Forward Purchasers, the Forward Sellers and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or financial instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.
Each Manager may, to the extent permitted under the Securities Act and the Exchange Act, purchase and sell shares of our common stock for its own account and for the account of its clients. In addition, each Manager’s affiliates may make markets in our common stock or our other securities, in connection with which they may buy and sell, as agent or principal, for long or short account, shares of our common stock or our other securities, at the same time such Manager is acting as agent pursuant to the equity distribution agreement.
No Public Offering Outside of the United States
Other than in the United States, no action has been taken that would permit a public offering of the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement and the accompanying prospectus may not be offered or sold, directly or indirectly, nor may this prospectus supplement and the accompanying prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement and the accompanying prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.
VALIDITY OF SECURITIES
Certain legal matters with respect to the offering of common stock described in this prospectus supplement will be passed upon for us by Sullivan & Cromwell LLP, New York, New York and Snell & Wilmer L.L.P., Phoenix, Arizona and for the Managers by Pillsbury Winthrop Shaw Pittman LLP, New York, New York. The Forward Purchasers and Forward Sellers have been represented by Davis Polk & Wardwell LLP, New York, New York.
EXPERTS
The consolidated financial statements of Pinnacle West Capital Corporation as of December 31, 2025 and 2024, and for each of the three years in the period ended December 31, 2025, incorporated by reference in this prospectus supplement and the accompanying prospectus, and the effectiveness of Pinnacle West Capital Corporation’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

Prospectus
PINNACLE WEST CAPITAL CORPORATION
Unsecured Debt Securities
Preferred Stock
Common Stock
Depositary Shares
Stock Purchase Contracts
Stock Purchase Units
ARIZONA PUBLIC SERVICE COMPANY
Unsecured Debt Securities
We may offer and sell these securities from time to time in one or more offerings. This prospectus provides you with a general description of the securities we may offer.
Each time we sell these securities, we will provide a supplement to this prospectus that contains specific information about the offering and the terms of the securities, including the plan of distribution for the securities. A prospectus supplement may also add, update or change information included in this prospectus. You should carefully read this prospectus and any supplement, as well as the documents incorporated by reference in this prospectus, before you invest in any of these securities. This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.
See “Risk Factors” beginning on page 1 of this prospectus where we describe certain factors you should consider in making an investment decision.
Our principal executive offices are located at 400 North Fifth Street, P.O. Box 53999, Phoenix, Arizona 85072-3999. Our telephone number is (602) 250-1000.
Pinnacle West’s common stock is listed on the New York Stock Exchange under the symbol “PNW.” Unless otherwise indicated in a supplement to this prospectus, the other securities offered hereby will not be listed on a national securities exchange.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

We may offer and sell these securities directly to purchasers, through agents, dealers, or underwriters as designated from time to time, or through a combination of these methods. If any agents, dealers or underwriters are involved in the sale of any securities, the relevant prospectus supplement will set forth any applicable commissions or discounts.

The date of this prospectus is February 28, 2024

i

RISK FACTORS
We include a discussion of risk factors relating to our business and an investment in our securities in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q filed from time to time by us with the Securities and Exchange Commission (the “SEC”). These reports are incorporated by reference in this prospectus. See “Where You Can Find More Information.” We describe additional risks of investment in our securities below. We may also describe additional risks related to our securities in a prospectus supplement from time to time. Before purchasing our securities, you should carefully consider the risk factors we describe in those reports, in this prospectus and in any prospectus supplement.
In addition to the general risks that we describe in our SEC reports, you should consider the following additional risks before investing in our securities.
Risk Factors Relating to Unsecured Debt Securities
You may be unable to sell your unsecured debt securities if a trading market for the unsecured debt securities does not develop.
An established trading market for the unsecured debt securities does not exist and may not develop. Unless the applicable prospectus supplement specifies otherwise, we do not intend to apply for listing of the unsecured debt securities on any securities exchange or for quotation on any automated dealer quotation system. The liquidity of any market for the unsecured debt securities will depend on the number of holders of the securities, the interest of securities dealers in making a market in the unsecured debt securities, and other factors. If an active trading market does not develop, the market price and liquidity of the unsecured debt securities may be adversely affected. If the unsecured debt securities are traded, they may trade at a discount from their initial offering price depending upon prevailing interest rates, the market for similar securities, general economic conditions, our performance and business prospects, and certain other factors.
The unsecured debt securities issued by Pinnacle West Capital Corporation will be effectively subordinated to any existing and future secured indebtedness and structurally subordinated to existing and future indebtedness and other obligations of Pinnacle West Capital Corporation’s subsidiaries.
The unsecured debt securities issued by Pinnacle West Capital Corporation will be general, unsecured senior obligations of Pinnacle West Capital Corporation only and will rank equal in right of payment with all of Pinnacle West Capital Corporation’s other existing and future unsecured senior indebtedness from time to time outstanding. As a result, the unsecured debt securities issued by Pinnacle West Capital Corporation will be effectively subordinated to Pinnacle West Capital Corporation’s existing and future secured indebtedness to the extent of the value of the related collateral securing that indebtedness.
The ability of Pinnacle West Capital Corporation to meet its financial obligations under its unsecured debt securities, and cash needs generally, is dependent on its operating cash flow (which, in turn, is dependent upon the earnings of its subsidiaries and the distribution of those earnings to, or upon loans or other payments of funds by those subsidiaries to, Pinnacle West Capital Corporation), its ability to access the short-term and long-term debt and equity capital markets, and its bank facilities. Various financing arrangements, charter provisions and statutory and regulatory requirements may impose certain restrictions on the ability of its subsidiaries to transfer funds to Pinnacle West Capital Corporation, including in the form of cash dividends, loans or advances or other distributions. The unsecured debt securities of Pinnacle West Capital Corporation will not be obligations of or guaranteed by any of Pinnacle West Capital Corporation’s subsidiaries. As a result, the unsecured debt securities of Pinnacle West Capital Corporation will be structurally subordinated to any existing and future indebtedness and other obligations of Pinnacle West Capital Corporation’s subsidiaries. These liabilities may include indebtedness, trade payables, guarantees, lease obligations and letter of credit obligations. The unsecured debt securities of Pinnacle West Capital Corporation do not restrict Pinnacle West Capital Corporation or its subsidiaries from incurring additional indebtedness, including secured indebtedness.

ABOUT THIS PROSPECTUS
This prospectus is part of a shelf registration statement that we filed with the SEC. By using a shelf registration statement, we may sell, from time to time, in one or more offerings, any combination of the securities described in this prospectus. In this prospectus we may refer to the unsecured debt securities, preferred stock, common stock, depositary shares, stock purchase contracts and stock purchase units that may be offered by Pinnacle West Capital Corporation (“Pinnacle West”) and the unsecured debt securities that may be offered by Arizona Public Service Company (“APS”) collectively as the “securities.”
This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide you with a prospectus supplement and, if applicable, a pricing supplement. The prospectus supplement and any applicable pricing supplement will describe the specific terms of the securities being offered. The prospectus supplement and any applicable pricing supplement and any related free writing prospectus may also add to, update or change the information in this prospectus or any documents incorporated or deemed to be incorporated by reference in this prospectus. If there is any inconsistency between the information in this prospectus and in any supplement, you should rely on the information in the supplement or any related free writing prospectus. In addition, the registration statement we filed with the SEC includes exhibits that provide more details about the securities.
This prospectus, any prospectus supplement, any pricing supplement and any free writing prospectus we authorize contains and incorporates by reference information that you should consider when making your investment decision. See “Where You Can Find More Information.” We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.
You should assume that the information appearing in this prospectus and any supplement to this prospectus is accurate only as of the dates on their covers and that information incorporated by reference is accurate only as of the date of the report that is incorporated, unless, in either case, the information is given as of another specific date. Our business, financial condition, results of operations, and prospects may have changed since those dates.
FORWARD-LOOKING STATEMENTS
This prospectus, any accompanying prospectus supplement, any related free writing prospectus and the information contained or incorporated by reference in this prospectus may contain forward-looking statements based on current expectations, and we assume no obligation to update these statements, even if our internal estimates change, except as required by applicable law. These forward-looking statements are often identified by words such “estimate,” “predict,” “may,” “believe,” “plan,” “expect,” “require,” “intend,” “assume,” “project,” “anticipate,” “goal,” “seek,” “strategy,” “likely,” “should,” “will,” “could,” and similar words. Because actual results may differ materially from expectations, we caution readers not to place undue reliance on these statements. A number of factors could cause future results to differ materially from historical results, or from outcomes currently expected or sought by us.
These factors are discussed in the risk factors described in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2023, as well as the “Forward-Looking Statements” section of that Form 10-K, each of which you should review carefully before placing any reliance on our financial statements or disclosures. We generally update these factors in each of our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q filed with the SEC. We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for any forward-looking statements contained or incorporated by reference in this prospectus or any prospectus supplement.
WHERE YOU CAN FIND MORE INFORMATION
Available Information
We file annual, quarterly, and current reports and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website: http://www.sec.gov. Our filings with the SEC are also available on Pinnacle West’s website at http://www.pinnaclewest.com. The information on Pinnacle West’s website is not part of this prospectus, any prospectus supplement or any pricing supplement.
Incorporation by Reference
The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, except for information superseded by information in this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (SEC file No. 1-8962 for Pinnacle West and No. 1-4473 for APS) prior to the termination of this offering, excluding, in each case, information deemed furnished and not filed.
Pinnacle West Capital Corporation:
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Pinnacle West’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023;

•
The sections of Pinnacle West’s Definitive Proxy Statement on Schedule 14A, and as supplemented by the Definitive Additional Materials on Schedule 14A, for its Annual Meeting of Shareholders filed with the SEC on April 5, 2023, which are incorporated by reference into Pinnacle West’s Annual Report on Form 10-K for the year ended December 31, 2022 under Items 10, 11, 12, 13 and 14 of Part III thereof; and

•
The description of Pinnacle West’s common stock included in its registration statement on Form 8-B, File No. 1-8962, as filed on July 25, 1985, and any amendment or report that we have filed (or will file after the date of this prospectus and prior to the termination of this offering) for the purpose of updating such description, including Exhibit 4.9 to Pinnacle West’s Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on February 27, 2024.

Arizona Public Service Company:
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Arizona Public Service Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

These documents contain important information about us and our financials. We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. You may request a copy of these filings, at no cost, by writing, telephoning or contacting us through our website at the following:
Pinnacle West Capital Corporation Office of the Corporate Secretary Station 8602 P.O. Box 53999 Phoenix, Arizona 85072-3999 (602) 250-3011	Arizona Public Service Company Office of the Corporate Secretary Station 8602 P.O. Box 53999 Phoenix, Arizona 85072-3999 (602) 250-3011
Or online at www.pinnaclewest.com.

THE COMPANIES
Pinnacle West was incorporated in 1985 under the laws of the State of Arizona and owns all of the outstanding equity securities of APS, its major subsidiary. APS is a vertically-integrated electric utility that provides either retail or wholesale electric service to most of the state of Arizona, with the major exceptions of about one-half of the Phoenix metropolitan area, the Tucson metropolitan area and Mohave County in northwestern Arizona.
The principal executive offices of Pinnacle West and APS are located at 400 North Fifth Street, PO Box 53999, Phoenix, Arizona 85072-3999, and the telephone number is 602-250-1000.
USE OF PROCEEDS
Unless otherwise stated in the prospectus supplement accompanying this prospectus, Pinnacle West intends to use the proceeds from the sale of these securities for general corporate purposes, which may include the repayment of indebtedness, capital expenditures, the funding of working capital, acquisitions, stock repurchases and/or capital infusions into one or more of its subsidiaries for any of those purposes. Unless otherwise stated in the prospectus supplement accompanying this prospectus, APS intends to use the proceeds from the sale of these securities to finance its construction, resource acquisition and maintenance programs, to redeem or retire outstanding securities, to fund working capital and/or to repay or refund other outstanding long-term or short-term debt. Any specific use of proceeds from the sale of securities will be set forth in the prospectus supplement relating to each offering of these securities.
GENERAL DESCRIPTION OF THE SECURITIES
Pinnacle West, directly or through agents, dealers or underwriters that it designates, may offer and sell, from time to time, an indeterminate amount of:
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its unsecured debt securities, in one or more series, which may be senior unsecured debt securities or subordinated unsecured debt securities, in each case consisting of notes or other unsecured evidences of indebtedness;

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shares of its common stock;

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shares of its preferred stock;

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depositary shares representing fractional interests in shares of its preferred stock;

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stock purchase contracts to purchase shares of its common stock;

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stock purchase units, each consisting of a stock purchase contract and senior unsecured debt securities, subordinated unsecured debt securities, preferred stock or depositary shares; or

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any combination of these securities.

APS, directly or through agents, dealers or underwriters that it designates, may offer and sell, from time to time, an indeterminate amount of its senior unsecured debt securities, in one or more series, consisting of notes or other unsecured evidences of indebtedness.
Pinnacle West and APS may offer and sell these securities either individually or as units consisting of one or more of these securities, each on terms to be determined at the time of sale. Pinnacle West may issue these securities such that they are exchangeable for and/or convertible into common stock or any of the other securities that it may sell under this prospectus. When particular securities are offered, a supplement to this prospectus will be delivered with this prospectus, which will describe the terms of the offering and sale of the offered securities.

DESCRIPTION OF PINNACLE WEST UNSECURED DEBT SECURITIES
General
The following description highlights the general terms of the unsecured debt securities that Pinnacle West may offer. In this description, we will refer to the unsecured debt securities as “debt securities.” When we use the terms “we,” “us,” “our,” and like terms in this description, we are referring to Pinnacle West. When we offer debt securities in the future, the prospectus supplement will explain the particular terms of those securities and the extent to which any of these general provisions will not apply.
We can issue an unlimited amount of debt securities under the indentures listed below. We can issue debt securities from time to time and in one or more series as determined by us. In addition, we can issue debt securities of any series with terms different from the terms of debt securities of any other series and the terms of particular debt securities within any series may differ from each other, all without the consent of the holders of previously issued series of debt securities. If specified in a prospectus supplement relating to an offering of debt securities, from time to time, without notice to, or the consent of, the existing holders of any series of debt securities then outstanding, we may create and issue additional debt securities equal in rank and having the same maturity, payment terms, redemption features, and other terms as the debt securities of such series, except for the issue date of the additional debt securities, the public offering price of the additional debt securities, the payment of interest accruing prior to the issue date of the additional debt securities and (under some circumstances) the first payment of interest following the issue date of the additional debt securities. The additional debt securities may be consolidated and form a single series with previously issued debt securities of the affected series.
The debt securities will be our direct, unsecured obligations. The debt securities may be issued in one or more series under:
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an Indenture, dated as of December 1, 2000, as amended from time to time, between The Bank of New York Mellon Trust Company, N.A., successor to The Bank of New York Mellon (formerly known as The Bank of New York), as trustee, and us, in the case of senior debt securities; or

•
an Indenture, dated as of December 1, 2000, as amended from time to time, between The Bank of New York Mellon Trust Company, N.A., successor to The Bank of New York Mellon (formerly known as The Bank of New York), as trustee, and us, in the case of subordinated debt securities.

Because we are structured as a holding company, all existing and future indebtedness and other liabilities of our subsidiaries will be effectively senior in right of payment to our debt securities, whether senior debt securities or subordinated debt securities. Neither of the above Indentures limits our ability or the ability of our subsidiaries to incur additional indebtedness in the future. The assets and cash flows of our subsidiaries will be available, in the first instance, to service their own debt and other obligations and our ability to have the benefit of their assets and cash flows, particularly in the case of any insolvency or financial distress affecting our subsidiaries, would arise only through our equity ownership interests in our subsidiaries and only after their creditors had been satisfied.
We have summarized the material provisions of the Indentures below. We have filed the senior and subordinated Indentures as exhibits to the registration statement. You should read the Indentures in their entirety, including the definitions, together with this prospectus and the prospectus supplement before you make any investment decision in our debt securities. Although separate Indentures are used for subordinated debt securities and senior debt securities, references to the “Indenture” and the description of the “Indenture” in this section apply to both Indentures, unless otherwise noted.
You should refer to the prospectus supplement used in connection with the offering of any debt securities for information about a series of debt securities, including:
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title of the debt securities;

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the aggregate principal amount of the debt securities or the series of which they are a part;

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the date on which the debt securities mature;

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the interest rate;

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when the interest on the debt securities accrues and is payable;

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the record dates for the payment of interest;

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places where principal, premium, or interest will be payable;

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periods within which, prices at which, and terms upon which we can redeem debt securities at our option;

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any obligation on our part to redeem or purchase debt securities pursuant to a sinking fund or at the option of the holder;

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denominations and multiples at which debt securities will be issued if other than $1,000;

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any index or formula from which the amount of principal or any premium or interest may be determined;

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any allowance for alternative currencies and determination of value;

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whether the debt securities are defeasible under the terms of the Indenture;

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whether we are issuing the debt securities as global securities;

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any additional or different events of default and any change in the right of the trustee or the holders to declare the principal amount due and payable if there is any default;

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any addition to or change in the covenants in the Indenture; and

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any other terms.

We may sell the debt securities at a substantial discount below their principal amount. The prospectus supplement may describe special federal income tax considerations that apply to debt securities sold at an original issue discount or to debt securities that are denominated in a currency other than United States dollars.
Unless the applicable prospectus supplement specifies otherwise, we do not intend to list the debt securities on any securities exchange.
Other than the protections described in this prospectus and in the prospectus supplement, holders of debt securities would not be protected by the covenants in the Indenture from a highly-leveraged transaction.
Subordination
The Indenture relating to the subordinated debt securities states that, unless otherwise provided in a supplemental indenture or a board resolution or officers’ certificate establishing a series of debt securities, the debt securities will be subordinate to all senior debt. This is true whether the senior debt is outstanding as of the date of the Indenture or is incurred afterwards. The balance of the information under this heading assumes that a supplemental indenture or a board resolution results in a series of debt securities being subordinated obligations.
The Indenture states that we cannot make payments of principal, premium, or interest on the subordinated debt if:
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the principal, premium or interest on senior debt is not paid when due and the applicable grace period for the default has ended and the default has not been cured or waived; or

•
the maturity of any senior debt has been accelerated because of a default.

The Indenture provides that we must pay all senior debt in full before the holders of the subordinated debt securities may receive or retain any payment if we make any payment to our creditors or our assets are distributed to our creditors, with certain exceptions, upon any of the following:
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dissolution;

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winding up;

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liquidation;

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reorganization, whether voluntary or involuntary;

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bankruptcy;

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insolvency;

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receivership; or

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any other proceedings.

The Indenture provides that when all amounts owing on the senior debt are paid in full, the holders of the subordinated debt securities will be subrogated to the rights of the holders of senior debt to receive payments or distributions applicable to senior debt.
The Indenture defines senior debt as the principal, premium, interest and any other payment due under any of the following, whether outstanding at the date of the Indenture or thereafter incurred, created or assumed:
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all of our debt evidenced by notes, debentures, bonds, or other securities we sell for money;

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all debt of others of the kinds described in the preceding bullet point that we assume or guarantee in any manner; and

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all renewals, extensions, or refundings of debt of the kinds described in either of the two preceding bullet points.

However, the preceding will not be considered senior debt if the document creating the debt or the assumption or guarantee of the debt states that it is not superior to or that it is on equal footing with the subordinated debt securities.
The Indenture does not limit the aggregate amount of senior debt that we may issue.
Form, Exchange, and Transfer
Each series of debt securities will be issuable only in fully registered form and without coupons. In addition, unless otherwise specified in a prospectus supplement, the debt securities will be issued in denominations of $1,000 and multiples of $1,000. We, the trustee, and any of our agents may treat the registered holder of a debt security as the absolute owner for the purpose of making payments, giving notices, and for all other purposes.
The holders of debt securities may exchange them for any other debt securities of the same series, in authorized denominations and equal principal amount. However, this type of exchange will be subject to the terms of the Indenture and any limitations that apply to global securities.
A holder may transfer debt securities by presenting the endorsed security at the office of a security registrar or transfer agent we designate. The holder will not be charged for any exchange or registration of transfer, but we may require payment to cover any tax or other governmental charge in connection with the transaction. We have appointed the trustee under each Indenture as security registrar. A prospectus supplement will name any transfer agent we designate for any debt securities if different from the security registrar. We may designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts at any time, except that we will maintain a transfer agent in each place of payment for debt securities.
If the debt securities of any series and/or specified tenor are to be redeemed, we will not be required to do any of the following:
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issue, register the transfer of, or exchange any debt securities of that series and/or tenor beginning 15 days before the day of mailing of a notice of redemption of any such debt security that may be selected for redemption and ending at the close of business on the day of the mailing; or

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register the transfer of or exchange any debt security selected for redemption, except for the unredeemed portion of a debt security that is being redeemed in part.

Payment and Paying Agents
Unless otherwise indicated in the applicable prospectus supplement, we will pay interest on a debt security on any interest payment date to the person in whose name the debt security is registered on the regular record date for such interest payment date.
Unless otherwise indicated in the applicable prospectus supplement, the principal, premium, and interest on the debt securities of a particular series will be payable at the office of the paying agents that we may designate. However, we may pay any interest by check mailed to the address, as it appears in the security register, of the person entitled to that interest. Also, unless otherwise indicated in the applicable prospectus supplement, the corporate trust office of the trustee will be our sole paying agent for payments with respect to debt securities of each series. Any other paying agent that we initially designate for the debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will maintain a paying agent in each place of payment for the debt securities of a particular series.
All money that we pay to a paying agent for the payment of the principal, premium, or interest on any debt security that remains unclaimed at the end of two years after the principal, premium, or interest has become due and payable will be repaid to us, and the holder of the debt security may look only to us for payment.
Consolidation, Merger, and Sale of Assets
Unless otherwise indicated in the applicable prospectus supplement, we may not:
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consolidate with or merge into any other entity;

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convey, transfer, or lease our properties and assets substantially as an entirety to any entity; or

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permit any entity to consolidate with or merge into us or convey, transfer, or lease its properties and assets substantially as an entirety to us,

unless the following conditions are met:
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the successor entity is a corporation, partnership, unincorporated organization or trust organized and validly existing under the laws of any domestic jurisdiction and assumes our obligations on the debt securities and under the Indenture;

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immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing; and

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other conditions are met.

Upon any such merger, consolidation, or transfer or lease of properties, the successor person will be substituted for us under the Indenture, and, thereafter, except in the case of a lease, we will be relieved of all obligations and covenants under the Indenture and the debt securities.
Events of Default
Each of the following will be an event of default under the Indenture with respect to debt securities of any series:
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our failure to pay principal of or any premium on any debt security of that series when due;

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our failure to pay any interest on any debt securities of that series when due, and the continuance of that failure for 30 days;

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our failure to deposit any sinking fund payment, when due, in respect of any debt securities of that series;

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our failure to perform any of our other covenants in the Indenture relating to that series and the continuance of that failure for 90 days after written notice has been given by the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series;

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bankruptcy, insolvency, or reorganization events involving us; and

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any other event of default for that series described in the applicable prospectus supplement.

If an event of default occurs and is continuing, other than an event of default relating to bankruptcy, insolvency, or reorganization, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the affected series may declare the principal amount of the debt securities of that series to be due and payable immediately. In the case of any debt security that is an original issue discount security, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may declare the portion of the principal amount of the debt security specified in the terms of such debt security to be immediately due and payable upon an event of default.
If an event of default involving bankruptcy, insolvency, or reorganization occurs, the principal amount of all the debt securities of the affected series will automatically, and without any action by the trustee or any holder, become immediately due and payable. After any acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal, have been cured or waived as provided in the Indenture.
The trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders, unless the holders have offered the trustee reasonable security or indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:
•
such direction shall not be in conflict with law or the Indenture;

•
the trustee may take any other action not inconsistent with such direction; and

•
subject to the provisions of the Indenture, the trustee may decline to follow such direction if it determines in good faith that the proceedings so directed would involve the trustee in personal liability.

No holder of a debt security of any series will have any right to institute any proceeding under the Indenture, or for the appointment of a receiver or a trustee, or for any other remedy under the Indenture, unless:
•
the holder has previously given the trustee written notice of a continuing event of default with respect to the debt securities of that series;

•
the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and the holder or holders have offered reasonable indemnity, to the trustee to institute the proceeding as trustee; and

•
the trustee has failed to institute the proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series a direction inconsistent with the request within 60 days after the notice, request, and offer of indemnity.

The limitations provided above do not apply to a suit instituted by a holder of a debt security for the enforcement of payment of the principal, premium, or interest on the debt security on or after the applicable due date.
We are required to furnish to the trustee annually a certificate of various officers stating whether or not we are in default in the performance or observance of any of the terms, provisions, and conditions of the Indenture and, if so, specifying all known defaults.
Modification and Waiver
In limited cases, we and the trustee may make modifications and amendments to the Indenture without the consent of the holders of any series of debt securities, including to cure any ambiguity, to correct or supplement any provision in the Indenture that is defective or inconsistent with any other provision, or to make other provisions with respect to matters or questions arising under the Indenture, but such action shall not adversely affect the interests of the holders of the debt securities of any series in any material respect. We and the trustee may also make modifications and amendments to the Indenture with the consent of the holders of not less than 66 2∕3% in aggregate principal amount of the outstanding debt securities of each series affected by the modification or amendment. However, without the consent of the holder of each outstanding debt security affected, no modification or amendment may:
•
change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security;

•
reduce the principal amount of any debt security or the rate of interest thereon or any premium payable on redemption thereof;

•
reduce the amount of principal of an original issue discount security or any other debt security payable upon acceleration of the maturity of the security;

•
change the place or currency of payment of principal of, or any premium or interest on, any debt security;

•
impair the right to institute suit for the enforcement of any payment on or with respect to any debt security; or

•
reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the Indenture or is necessary for waiver of compliance with certain provisions of the Indenture or of certain defaults, or modify the provisions of the Indenture relating to modification and waiver.

In general, compliance with certain restrictive provisions of the Indenture may be waived by the holders of not less than 66 2∕3% in aggregate principal amount of the outstanding debt securities of any series. The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may waive any past default under the Indenture, except:
•
a default in the payment of principal, premium, or interest; and

•
a default under covenants and provisions of the Indenture which cannot be amended without the consent of the holder of each outstanding debt security of the affected series.

In determining whether the holders of the requisite principal amount of the outstanding debt securities have given or taken any direction, notice, consent, waiver, or other action under the Indenture as of any date:
•
the principal amount of an outstanding original issue discount security will be the amount of the principal that would be due and payable upon acceleration of the maturity on that date;

•
if the principal amount payable at the stated maturity of a debt security is not determinable, the principal amount of the outstanding debt security will be an amount determined in the manner prescribed for in the debt security; and

•
the principal amount of an outstanding debt security denominated in one or more foreign currencies will be the U.S. dollar equivalent of the principal amount of the debt security or, in the case of a debt security described in the previous bullet points above, the amount described in those bullet points.

If debt securities have been fully defeased or if we have deposited money with the trustee to redeem debt securities, they will not be considered outstanding.
Except in limited circumstances, we will be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities of any series entitled to give or take any direction, notice, consent, waiver, or other action under the Indenture. In limited circumstances, the trustee will be entitled to set a record date for action by holders. If a record date is set for any action to be taken by holders of a particular series, the action may be taken only by persons who are holders of outstanding debt securities of that series on the record date. To be effective, the action must be taken by holders of the requisite principal amount of the debt securities within a specified period following the record date. For any particular record date, this period will be 180 days or any other shorter period that we may specify. The period may be shortened or lengthened, but not beyond 180 days.
Defeasance and Covenant Defeasance
We may elect to have the provisions of the Indenture relating to defeasance and discharge of indebtedness, or defeasance of restrictive covenants in the Indenture, applied to the debt securities of any series, or to any specified part of a series. The prospectus supplement used in connection with the offering of any debt securities will state whether we have made these elections for that series.
Defeasance and Discharge
We will be discharged from all of our obligations with respect to the debt securities of a series if we deposit with the trustee money in an amount sufficient to pay the principal, premium, and interest on the debt securities of that series when due in accordance with the terms of the Indenture and the debt securities. We can also deposit securities that will provide the necessary monies. However, we will not be discharged from the obligations to exchange or register the transfer of debt securities, to replace stolen, lost, or mutilated debt securities, to maintain paying agencies, and to hold monies for payment in trust. The defeasance or discharge may occur only if we satisfy certain requirements, including that we deliver to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that holders of such debt securities:
•
will not recognize gain or loss for federal income tax purposes as a result of the deposit, defeasance, and discharge; and

•
will be subject to federal income tax on the same amount, in the same manner, and at the same times as would have been the case if the deposit, defeasance, and discharge were not to occur.

Defeasance of Covenants
We may elect to omit compliance with restrictive covenants in the Indenture and any additional covenants that may be described in the applicable prospectus supplement for a series of debt securities. This election will preclude some actions from being considered defaults under the Indenture for the applicable series. In order to exercise this option, we will be required to deposit, in trust for the benefit of the holders of debt securities, funds in an amount sufficient to pay the principal, premium and interest on the debt securities of the applicable series. We may also deposit securities that will provide the necessary monies. We will also be required to satisfy certain requirements, including that we deliver to the trustee an opinion of counsel to the effect that holders of the debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain obligations and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if the deposit and defeasance were not to occur. If we exercise this option with respect to any debt securities and the debt securities are declared due and payable because of the occurrence of any event of default, the amount of funds deposited in trust would be sufficient to pay amounts due on the debt securities at the time of their respective stated maturities but may not be sufficient to pay amounts due on the debt securities on any acceleration resulting from an event of default. In that case, we would remain liable for the additional payments.
Governing Law
The law of the State of New York will govern the Indenture and the debt securities.
Global Securities
Some or all of the debt securities of any series may be represented, in whole or in part, by one or more global securities, which will have an aggregate principal amount equal to that of the debt securities they represent. We will register each global security in the name of a depositary or nominee identified in a prospectus supplement and deposit the global security with the depositary or nominee. Each global security will bear a legend regarding the restrictions on exchanges and registration of transfer referred to below and other matters specified in a supplemental indenture to the Indenture.
No global security may be exchanged for debt securities registered, and no transfer of a global security may be registered, in the name of any person other than the depositary for the global security or any nominee of the depositary, unless:
•
the depositary has notified us that it is unwilling or unable to continue as depositary for the global security or has ceased to be a clearing agency registered under the Exchange Act;

•
an event of default has occurred and is continuing with respect to the debt securities represented by the global security; or

•
any other circumstances exist that may be described in the applicable supplemental indenture and prospectus supplement.

We will register all securities issued in exchange for a global security or any portion of a global security in the names specified by the depositary.
As long as the depositary or its nominee is the registered holder of a global security, the depositary or nominee will be considered the sole owner and holder of the global security and the debt securities that it represents. Except in the limited circumstances referred to above, owners of beneficial interests in a global security will not:
•
be entitled to have the global security or debt securities registered in their names;

•
receive or be entitled to receive physical delivery of certificated debt securities in exchange for a global security; and

•
be considered to be the owners or holders of the global security or any debt securities for any purpose under the Indenture.

We will make all payments of principal, premium, and interest on a global security to the depositary or its nominee. The laws of some jurisdictions require that purchasers of securities take physical delivery of securities in definitive form. These laws make it difficult to transfer beneficial interests in a global security.
Ownership of beneficial interests in a global security will be limited to institutions that have accounts with the depositary or its nominee, referred to as “Participants,” and to persons that may hold beneficial interests through Participants. In connection with the issuance of any global security, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its Participants. Ownership of beneficial interests in a global security will only be shown on records maintained by the depositary or the Participant. Likewise, the transfer of ownership interests will be effected only through the same records. Payments, transfers, exchanges, and other matters relating to beneficial interests in a global security may be subject to various policies and procedures adopted by the depositary from time to time. Neither we, the trustee, nor any of our agents will have responsibility or liability for any aspect of the depositary’s or any Participant’s records relating to, or for payments made on account of, beneficial interests in a global security, or for maintaining, supervising, or reviewing any records relating to the beneficial interests.
Regarding the Trustee
The Bank of New York Mellon Trust Company, N.A., successor to The Bank of New York Mellon (formerly known as The Bank of New York), is the trustee under our Indentures relating to the senior debt securities and the subordinated debt securities. It or its affiliate, The Bank of New York Mellon, is also the trustee under certain indentures covering securities issued by us, our affiliates or on our or their behalf. We and our affiliates maintain normal commercial and banking relationships with The Bank of New York Mellon Trust Company, N.A. and/or its affiliates. In the future, The Bank of New York Mellon Trust Company, N.A. and/or its affiliates may provide banking, investment and other services to us and our affiliates.

DESCRIPTION OF PINNACLE WEST PREFERRED STOCK
Pinnacle West may issue, from time to time, shares of one or more series of its preferred stock. When we use the terms “we,” “us,” “our,” and like terms in this description, we are referring to Pinnacle West. The following description sets forth certain general terms and provisions of the preferred stock to which any prospectus supplement may relate. The particular terms of any series of preferred stock and the extent, if any, to which these general provisions may apply to the series of preferred stock offered will be described in the prospectus supplement relating to that preferred stock. Shares of preferred stock may be offered either separately or represented by depositary shares.
The following summary of provisions of the preferred stock does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the provisions of our articles of incorporation, bylaws, and the amendment to our articles relating to a specific series of the preferred stock (the “statement of preferred stock designations”), which will be in the form filed as an exhibit to, or incorporated by reference in, the registration statement of which this prospectus is a part. Before investing in any series of our preferred stock, you should read our articles and bylaws.
General
Under our articles of incorporation, we have the authority to issue up to 10,000,000 shares of preferred stock. As of February 21, 2024, no shares of preferred stock were outstanding. Our Board of Directors is authorized to issue shares of preferred stock in one or more series and to fix for each series voting powers and those preferences and relative, participating, optional or other special rights and those qualifications, limitations or restrictions as are permitted by the Arizona Business Corporation Act (the “ABCA”). For a description of provisions in our articles and bylaws or under Arizona law that could delay, defer or prevent a change in control, see “Description of Pinnacle West Common Stock — Certain Anti-takeover Effects.”
Our Board of Directors is authorized to determine the terms for each series of preferred stock, and the prospectus supplement will describe the terms of any series of preferred stock being offered, including:
•
the designation of the shares and the number of shares that constitute the series;

•
the dividend rate (or the method of calculation thereof), if any, on the shares of the series and the priority as to payment of dividends with respect to other classes or series of our capital stock;

•
the dividend periods (or the method of calculation thereof);

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the voting rights of the shares;

•
the liquidation preference and the priority as to payment of the liquidation preference with respect to other classes or series of our capital stock and any other rights of the shares of the series upon our liquidation or winding up;

•
whether and on what terms the shares of the series will be subject to redemption or repurchase at our option or at the option of the holders thereof;

•
whether and on what terms the shares of the series will be convertible into or exchangeable for other securities;

•
whether the shares of the series of preferred stock will be listed on a securities exchange;

•
any special United States federal income tax considerations applicable to the series; and

•
the other rights and privileges and any qualifications, limitations or restrictions of the rights or privileges of the series.

Dividends
Holders of shares of preferred stock will be entitled to receive, when and as declared by our Board of Directors out of our funds legally available therefor, a cash dividend payable at the dates and at the rates, if any, per share as set forth in the applicable prospectus supplement.

Convertibility
No series of preferred stock will be convertible into, or exchangeable for, other securities or property except as set forth in the applicable prospectus supplement.
Redemption and Sinking Fund
No series of preferred stock will be redeemable or receive the benefit of a sinking fund except as set forth in the applicable prospectus supplement.
Liquidation Rights
Unless otherwise set forth in the applicable prospectus supplement, in the event of our liquidation, dissolution or winding up, the holders of shares of each series of preferred stock are entitled to receive distributions out of our assets available for distribution to shareholders, before any distribution of assets is made to holders of (i) any other shares of preferred stock ranking junior to that series of preferred stock as to rights upon liquidation and (ii) shares of common stock. The amount of liquidating distributions received by holders of preferred stock will generally equal the liquidation preference specified in the applicable prospectus supplement for that series of preferred stock, plus any dividends accrued and accumulated but unpaid to the date of final distribution. The holders of each series of preferred stock will not be entitled to receive the liquidating distribution of, plus such dividends on, those shares until the liquidation preference of any shares of our capital stock ranking senior to that series of the preferred stock as to the rights upon liquidation shall have been paid or set aside for payment in full.
If upon our liquidation, dissolution or winding up, the amounts payable with respect to the preferred stock, and any other preferred stock ranking as to any distribution on a parity with the preferred stock are not paid in full, then the holders of the preferred stock and the other parity preferred stock will share ratably in any distribution of assets in proportion to the full respective preferential amount to which they are entitled. Unless otherwise specified in a prospectus supplement for a series of preferred stock, after payment of the full amount of the liquidating distribution to which they are entitled, the holders of shares of preferred stock will not be entitled to any further participation in any distribution of our assets. Neither a consolidation or merger of us with another corporation nor a sale of securities shall be considered a liquidation, dissolution or winding up of us.
Voting Rights
The holders of each series of preferred stock we may issue will have no voting rights, except as required by law and as described below or in the applicable prospectus supplement. Our Board of Directors may, upon issuance of a series of preferred stock, grant voting rights to the holders of that series, including rights to elect additional board members if we fail to pay dividends in a timely fashion.
Arizona law provides for certain voting rights for holders of a class of stock, even if the stock does not have other voting rights. Thus, the holders of all shares of a class would be entitled to vote on any amendment to our articles of incorporation that would:
•
increase or decrease the aggregate number of authorized shares of the class;

•
effect an exchange or reclassification of all or part of the shares of the class into shares of another class;

•
effect an exchange or reclassification, or create the right of exchange of all or part of the shares of another class into shares of the class;

•
change the designations, rights, obligations, preferences, or limitations of all or part of the shares of the class;

•
change the shares of all or part of the class into a different number of shares of the same class;

•
create a new class of shares having rights or preferences with respect to distributions or to dissolution that are prior, superior or substantially equal to the shares of the class;

•
increase rights, preferences or number of authorized shares of any class that, after giving effect to the amendment, have rights or preferences with respect to distributions or to dissolution that are prior, superior or substantially equal to the shares of the class;

•
limit or deny an existing preemptive right of all or part of the class; and

•
cancel or otherwise affect rights to distributions or dividends that have accumulated but have not yet been declared on all or part of the shares of the class.

If the proposed amendment would affect a series of the class, but not the entire class, in one or more of the ways described in the bullets above, then the shares of the affected series will have the right to vote on the amendment as a separate voting group. However, if a proposed amendment that would entitle two or more series of the class to vote as separate voting groups would affect those series in the same or a substantially similar way, the shares of all the series so affected must vote together as a single voting group on the proposed amendment.
Unless the articles of incorporation, Arizona law or the Board of Directors would require a greater vote or unless the articles or Arizona law would require a different quorum, if an amendment to the articles would allow the preferred stock or one or more series of the preferred stock to vote as voting groups, the vote required by each voting group would be:
•
a majority of the votes entitled to be cast by the voting group, if the amendment would create dissenters’ rights for that voting group; and

•
in any other case, if a quorum is present in person or by proxy consisting of a majority of the votes entitled to be cast on the matter by the voting group, the votes cast by the voting group in favor of the amendment must exceed the votes cast against the amendment by the voting group.

Arizona law may also require that the preferred stock be entitled to vote on certain other extraordinary transactions.
Miscellaneous
The holders of our preferred stock will have no preemptive rights. All shares of preferred stock being offered by the applicable prospectus supplement will be fully paid and not liable to further calls or assessment by us. If we should redeem or otherwise reacquire shares of our preferred stock, then these shares will resume the status of authorized and unissued shares of preferred stock undesignated as to series, and will be available for subsequent issuance. There are no restrictions on repurchase or redemption of the preferred stock while there is any arrearage on sinking fund installments except as may be set forth in an applicable prospectus supplement. Payment of dividends on any series of preferred stock may be restricted by loan agreements, indentures and other transactions entered into by us. Any material contractual restrictions on dividend payments that exist at the time of the offer of any preferred stock will be described or incorporated by reference in the applicable prospectus supplement.
When we offer to sell a series of preferred stock, we will describe the specific terms of the series in the applicable prospectus supplement. If any particular terms of a series of preferred stock described in a prospectus supplement differ from any of the terms described in this prospectus, then the terms described in the applicable prospectus supplement will be deemed to supersede the terms described in this prospectus.
No Other Rights
The shares of a series of preferred stock will not have any preferences, voting powers or relative, participating, optional or other special rights except as set forth above or in the applicable prospectus supplement, our articles of incorporation or the applicable statement of preferred stock designations or as otherwise required by law.
Transfer Agent and Registrar
The transfer agent and registrar for each series of preferred stock will be designated in the applicable prospectus supplement.

Description of Depositary Shares
We may issue shares of preferred stock either separately or represented by depositary shares. Each depositary share will represent a fractional interest in a share of preferred stock of any series, to be described in an applicable prospectus supplement. In connection with the issuance of any depositary shares, we will enter into a deposit agreement with a bank or trust company, as depositary, which will be named in the applicable prospectus supplement. Depositary shares will be evidenced by depositary receipts issued pursuant to the related deposit agreement. Immediately following issuance of any shares of preferred stock related to the depositary shares, we will deposit such shares of preferred stock with the relevant depositary and will cause the depositary to issue, on its behalf, the related depositary receipts. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest in the share of preferred stock represented by the related depositary share, to all of the designations, powers, rights, preferences and privileges of, and will be subject to all of the qualifications, limitations or restrictions on, the preferred stock represented thereby, including any dividend, voting, redemption, conversion, exchange and liquidation rights. We will include a copy of the form of deposit agreement, including the form of depositary receipt, and any other instrument establishing the terms of any depositary shares that we offer as exhibits to a filing we will make with the SEC in connection with that offering. This summary does not purport to be complete and is subject to, and is qualified in its entirety by, the applicable prospectus supplement.
DESCRIPTION OF PINNACLE WEST COMMON STOCK
Pinnacle West may issue, from time to time, shares of its common stock, the general terms and provisions of which are summarized below. When we use the terms “we,” “us,” “our,” and like terms in this description, we are referring to Pinnacle West. This summary does not purport to be complete and is subject to, and is qualified in its entirety by express reference to, the provisions of our articles of incorporation, our bylaws and the applicable prospectus supplement.
Authorized Shares
Under our articles of incorporation, we have the authority to issue 150,000,000 shares of common stock. Our Board of Directors has significant discretion to determine the timing, circumstances and purposes for which the authorized shares of common stock available for issuance under our articles of incorporation may be issued, including in the context of acquisitions or other strategic transactions.
Dividends
Subject to any preferential rights of any series of preferred stock, holders of shares of common stock will be entitled to receive dividends on the stock out of assets legally available for distribution when, as and if declared by our Board of Directors. The payment of dividends on the common stock will be a business decision to be made by our Board of Directors from time to time based upon results of our operations and our financial condition and any other factors that our Board of Directors considers relevant. Payment of dividends on the common stock may be restricted by loan agreements, indentures and other transactions entered into by us from time to time. Any material contractual restrictions on dividend payments that exist at the time of the offer of any common stock will be described in the applicable prospectus supplement. In addition, our principal income consists of dividends paid to us by our subsidiaries, primarily APS. APS’s ability to pay dividends could be limited or restricted from time to time by loan agreements, indentures and other transactions or by law or regulatory authorities.
Voting Rights
Holders of common stock are entitled to one vote per share on all matters voted on generally by the shareholders. Arizona law provides for cumulative voting for the election of directors. As a result, any shareholder may cumulate his or her votes by casting them all for any one director nominee or by distributing them among two or more nominees. This may make it easier for minority shareholders to elect a director.
Liquidation Rights
Subject to any preferential rights of any series of preferred stock, holders of shares of common stock are entitled to share ratably in our assets legally available for distribution to our shareholders in the event of our liquidation, dissolution or winding up.

Absence of Other Rights or Assessments
Holders of common stock have no preferential, preemptive, conversion or exchange rights. When issued in accordance with our articles of incorporation and law, shares of our common stock being offered by the applicable prospectus supplement will be fully paid and not liable to further calls or assessment by us.
Transfer Agent and Registrar
Computershare Trust Company, N. A. is the transfer agent and registrar for the common stock.
Preferred Stock
Our Board of Directors has the authority, without any further action by our shareholders, to issue from time to time up to 10,000,000 shares of preferred stock, in one or more series, and to fix the designations, preferences, rights, qualifications, limitations and restrictions thereof, including voting rights, dividend rights, dividend rates, conversion rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series. The issuance of preferred stock with voting rights could have an adverse effect on the voting power of holders of common stock by increasing the number of outstanding shares having voting rights. In addition, if our Board of Directors authorizes preferred stock with conversion rights, the number of shares of common stock outstanding could potentially be increased up to the authorized amount. The issuance of preferred stock could decrease the amount of earnings and assets available for distribution to holders of common stock. Any such issuance could also have the effect of delaying, deterring or preventing a change in control of us. See also “Description of Pinnacle West Preferred Stock” above.
Certain Anti-takeover Effects
General.   Certain provisions of our articles of incorporation, our bylaws, and Arizona law may have an anti-takeover effect and may delay or prevent a tender offer or other acquisition transaction that a shareholder might consider to be in his or her best interest. The summary of the provisions of our articles, bylaws and Arizona law set forth below does not purport to be complete and is qualified in its entirety by reference to our articles, bylaws and Arizona law.
Business Combinations.   Arizona law and our bylaws restrict a wide range of transactions (collectively, “business combinations”) between us or, in certain cases, one of our subsidiaries, and an interested shareholder. An “interested shareholder” is:
•
any person who beneficially owns, directly or indirectly, 10% or more of our outstanding voting power, or

•
any of our affiliates or associates who at any time within the prior three years was such a beneficial owner.

The statute defines “business combinations” to include, with certain exceptions:
•
mergers, consolidations and share exchanges with an interested shareholder;

•
any sale, lease, exchange, mortgage, pledge, transfer or other disposition of assets to an interested shareholder, representing 10% or more of (i) the aggregate market value of all of our consolidated assets as of the end of the most recent fiscal quarter, (ii) the aggregate market value of all our outstanding shares, or (iii) our consolidated revenues or net income for the four most recent fiscal quarters;

•
the issuance or transfer of shares of stock having an aggregate market value of 5% or more of the aggregate market value of all of our outstanding shares to an interested shareholder;

•
the adoption of a plan or proposal for our liquidation or dissolution or reincorporation in another state or jurisdiction pursuant to an agreement or arrangement with an interested shareholder;

•
corporate actions, such as stock splits and stock dividends, and other transactions, in each case resulting in an increase in the proportionate share of the outstanding shares of any series or class of stock of us or any of our subsidiaries owned by an interested shareholder; and

•
the receipt by an interested shareholder of the benefit (other than proportionately as a shareholder) of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by or through us or any of our subsidiaries.

Arizona law and our bylaws provide that, subject to certain exceptions, we may not engage in a business combination with an interested shareholder or authorize one of our subsidiaries to do so, for a period of three years after the date on which the interested shareholder first acquired the shares that qualify such person as an interested shareholder (the “share acquisition date”), unless either the business combination or the interested shareholder’s acquisition of shares on the share acquisition date is approved by a committee of our Board of Directors (comprised solely of disinterested directors or other disinterested persons) prior to the interested shareholder’s share acquisition date.
In addition, after such three-year period, Arizona law and our bylaws prohibit us from engaging in any business combination with an interested shareholder, subject to certain exceptions, unless:
•
the business combination or acquisition of shares by the interested shareholder on the share acquisition date was approved by our Board of Directors prior to the share acquisition date;

•
the business combination is approved by holders of a majority of our outstanding shares (excluding shares beneficially owned by the interested shareholder) at a meeting called after such three-year period; or

•
the business combination satisfies specified price and other requirements.

Anti-Greenmail Provisions.   Arizona law and our bylaws prohibit us from purchasing any shares of our voting stock from any beneficial owner (or group of beneficial owners acting together) of more than 5% of the voting power of our outstanding shares at a price per share in excess of the average closing sale price during the 30 trading days preceding the purchase or if the person or persons have commenced a tender offer or announced an intention to seek control of us, during the 30 trading days prior to the commencement of the tender offer or the making of the announcement, if the 5% beneficial owner has beneficially owned the shares to be purchased for a period of less than three years, unless:
•
holders of a majority of our voting power (excluding shares held by the 5% beneficial owner or by any of our officers and directors) approve the purchase; or

•
we make the repurchase offer available to all holders of the class or series of securities to be purchased and to all holders of other securities convertible into that class or series.

Control Share Acquisition Statute.   Under Arizona law, a control share acquisition is an acquisition, subject to certain exceptions, by a beneficial owner that would result in the owner having a new range of voting power within any of the following ranges: (i) at least 20% but less than 33 1∕3%; (ii) at least 33 1∕3% but less than or equal to 50%; or (iii) more than 50%. Through a provision in our bylaws, we have opted out of the Arizona statutory provisions regulating control share acquisitions. As a result, potential acquirors are not subject to the limitations imposed by that statute.
Special Meetings of Shareholders.   Our bylaws provide that, except as required by law, special meetings of shareholders may be called by a majority of our Board of Directors, the Chairman of the Board, the President, or shareholders who have continuously held of record for at least one year Net Long Shares (as described in Section 2.02 of our bylaws) in the aggregate at least 15% of the voting power of the outstanding capital stock of Pinnacle West (“Special Meeting Requesting Shareholders”). Special Meeting Requesting Shareholders must meet certain qualifications and must submit a written request to the Corporate Secretary, containing the information required by our bylaws. A request for a special meeting made by Special Meeting Requesting Shareholders may be rejected if: (1) a meeting of shareholders that included an identical or substantially similar item of business, as determined in good faith by our Board of Directors, was held not more than 90 days before the Corporate Secretary received the request; (2) our Board of Directors has called or calls for a meeting of shareholders to be held within 90 days after the Corporate Secretary receives the request and our Board of Directors determines in good faith that the business to be conducted at such meeting includes similar business to that stated in the request; or (3) the request relates to an item of business that is not a proper subject for shareholder action under, or involves a violation of, applicable law.

Election and Removal of Directors.   Each member of our Board of Directors is elected annually to hold office until the next annual meeting of the shareholders or until his or her earlier death, resignation or removal or until his or her successor is duly elected and qualified.
Our bylaws provide that any director or the entire Board of Directors may be removed by vote of the shareholders with or without cause, but only at a special meeting called for that purpose, if the votes cast in favor of such removal exceed the votes cast against such removal. However, if less than the entire Board of Directors is to be removed, no one director may be removed if the votes cast against the director’s removal would be sufficient to elect the director if then cumulatively voted at an election of directors.
Our bylaws provide that a director in an uncontested election who receives a greater number of votes cast “withheld” for his or her election than “for” such election must tender his or her resignation to the Corporate Governance Committee of our Board of Directors for consideration. The Corporate Governance Committee will evaluate the director’s tendered resignation, taking into account the best interest of Pinnacle West and its shareholders and will recommend to our Board of Directors whether to accept or reject the resignation. Any director tendering a resignation pursuant to this provision of our bylaws will not participate in any committee or Board of Director consideration of his or her resignation.
Our bylaws grant our Board of Directors the exclusive power to increase the size of our Board of Directors. Any such increase in the size of our Board of Directors, and the filling of any vacancy created thereby, require action by a majority of the whole membership of our Board of Directors as comprised immediately before such increase.
Shareholder Proposals and Director Nominations.   A shareholder can submit shareholder proposals and nominate candidates for election to our Board of Directors in connection with our annual meeting if he or she follows the advance notice and other relevant provisions set forth in our bylaws. With respect to director nominations at an annual meeting not included in our proxy materials, shareholders must satisfy the provisions set forth in our bylaws and submit written notice to the Corporate Secretary at least 180 days prior to the date of the meeting. With respect to director nominations at an annual meeting to be included in our proxy materials, shareholders must satisfy the provisions set forth in our bylaws and submit such nomination to the Corporate Secretary not fewer than 120 nor more than 150 days prior to the first anniversary of the date that we mailed our proxy statement for the prior year’s annual meeting of shareholders. With respect to shareholder proposals to bring other business before the annual meeting, shareholders must submit a written notice to the Corporate Secretary not fewer than 90 nor more than 120 days prior to the first anniversary of the date of our previous year’s annual meeting of shareholders. However, if we have changed the date of the annual meeting by more than 30 days from the date of the previous year’s annual meeting, the written notice must be submitted no earlier than 120 days before the annual meeting and not later than 90 days before the annual meeting or ten days after the day we make public the date of the annual meeting.
A shareholder must also comply with all applicable laws in proposing business to be conducted and in nominating directors. The notice provisions of our bylaws do not affect rights of shareholders to request inclusion of proposals in our proxy statement pursuant to Rule 14a-8 of the Exchange Act.
Amendment to Articles of Incorporation and Bylaws.   Both the Board of Directors and the shareholders must approve amendments to an Arizona corporation’s articles of incorporation, except that the Board of Directors may adopt specified ministerial amendments without shareholder approval. Unless the articles of incorporation, Arizona law or the Board of Directors would require a greater vote or unless the articles of incorporation or Arizona law would require a different quorum, the vote required by each voting group allowed or required to vote on the amendment would be:
•
a majority of the votes entitled to be cast by the voting group, if the amendment would create dissenters’ rights for that voting group; and

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in any other case, if a quorum is present in person or by proxy consisting of a majority of the votes entitled to be cast on the matter by the voting group, the votes cast by the voting group in favor of the amendment must exceed the votes cast against the amendment by the voting group.

The Board of Directors may amend or repeal the corporation’s bylaws unless either: (i) the articles or applicable law reserves this power exclusively to shareholders in whole or in part or (ii) the shareholders in amending or repealing a particular bylaw provide expressly that the Board may not amend or repeal that bylaw. An Arizona corporation’s shareholders may amend or repeal the corporation’s bylaws even though they may also be amended or repealed by the Board of Directors. Our bylaws may not be amended or repealed without the vote of a majority of the Board of Directors then in office or the affirmative vote of a majority of votes cast on the matter at a meeting of shareholders.
Issuance of Additional Shares.   Our Board of Directors has the ability to issue additional shares of common stock and shares of preferred stock and to determine the price and, with respect to preferred stock, the other terms, including preferences and voting rights, of those shares without shareholder approval. See the discussion above under the headings “Authorized Shares” and “Preferred Stock.”
DESCRIPTION OF PINNACLE WEST STOCK PURCHASE CONTRACTS AND STOCK
PURCHASE UNITS
Pinnacle West may issue stock purchase contracts, representing contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of shares of our common stock at a future date or dates. When we use the terms “we,” “us,” “our,” and like terms in this description, we are referring to Pinnacle West. The price per share of our common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of stock purchase units consisting of a stock purchase contract and senior unsecured debt securities, subordinated unsecured debt securities, preferred stock or depositary shares. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured or refunded on some basis. The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner.
The applicable prospectus supplement will describe the terms of any stock purchase contracts or stock purchase units. The description in the prospectus supplement will not purport to be complete and will be qualified in its entirety by reference to the stock purchase contracts, and, if applicable, depositary arrangements, relating to such stock purchase contracts or stock purchase units.
DESCRIPTION OF APS UNSECURED DEBT SECURITIES
General
The following description highlights the general terms of the unsecured debt securities that APS may offer. In this description, we will refer to the unsecured debt securities as “debt securities.” When we use the terms “we,” “us,” “our,” and like terms in this description, we are referring to APS. When we offer debt securities in the future, the prospectus supplement will explain the particular terms of those securities and the extent to which any of these general provisions will not apply.
We can issue an unlimited amount of debt securities under the indenture listed below. We can issue debt securities from time to time and in one or more series as determined by us. In addition, we can issue debt securities of any series with terms different from the terms of debt securities of any other series and the terms of particular debt securities within any series may differ from each other, all without the consent of the holders of previously issued series of debt securities. If specified in a prospectus supplement relating to an offering of debt securities, from time to time, without notice to, or the consent of, the existing holders of any series of debt securities then outstanding, we may create and issue additional debt securities equal in rank and having the same maturity, payment terms, redemption features, and other terms as the debt securities of such series, except for the issue date of the additional debt securities, the public offering price of the additional debt securities, the payment of interest accruing prior to the issue date of the additional debt securities and (under some circumstances) the first payment of interest following the issue date of the additional debt securities. The additional debt securities may be consolidated and form a single series with previously issued debt securities of the affected series.
The debt securities will be our direct, unsecured obligations. The debt securities may be issued in one or more series under an Indenture, dated as of January 15, 1998, as amended from time to time, between The

Bank of New York Mellon Trust Company, N.A., successor to JPMorgan Chase Bank, N.A., formerly known as The Chase Manhattan Bank, and us.
We have summarized the material provisions of the Indenture below. We have filed the Indenture as an exhibit to the registration statement. You should read the Indenture in its entirety, including the definitions, together with this prospectus and the prospectus supplement before you make any investment decision in our debt securities.
You should refer to the prospectus supplement used in connection with the offering of any debt securities for information about a series of debt securities, including:
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title of the debt securities;

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the aggregate principal amount of the debt securities or the series of which they are a part;

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the date on which the debt securities mature;

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the interest rate;

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when the interest on the debt securities accrues and is payable;

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the record dates for the payment of interest;

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places where principal, premium, or interest will be payable;

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periods within which, prices at which, and terms upon which we can redeem debt securities at our option;

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any obligation on our part to redeem or purchase debt securities pursuant to a sinking fund or at the option of the holder;

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denominations and multiples at which debt securities will be issued if other than $1,000;

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any index or formula from which the amount of principal or any premium or interest may be determined;

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any allowance for alternative currencies and determination of value;

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whether the debt securities are defeasible under the terms of the Indenture;

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whether we are issuing the debt securities as global securities;

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any additional or different events of default and any change in the right of the trustee or the holders to declare the principal amount due and payable if there is any default;

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any addition to or change in the covenants in the Indenture; and

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any other terms.

We may sell the debt securities at a substantial discount below their principal amount. The prospectus supplement may describe special federal income tax considerations that apply to debt securities sold at an original issue discount or to debt securities that are denominated in a currency other than United States dollars.
We must obtain the approval of the Arizona Corporation Commission (“ACC”) before incurring long-term debt. An ACC order dated December 15, 2022 permits us to have long-term debt, subject to a cap of approximately $8 billion in principal amount of long-term debt outstanding for any period of more than 30 days and further subject to the satisfaction of certain conditions, including the satisfaction of a minimum common equity test and a debt service coverage test.
Unless the applicable prospectus supplement specifies otherwise, we do not intend to list the debt securities on any securities exchange.
Other than the protections described in this prospectus and in the related prospectus supplement, holders of debt securities would not be protected by the covenants in the Indenture from a highly-leveraged transaction.

Form, Exchange, and Transfer
Each series of debt securities will be issuable only in fully registered form and without coupons. In addition, unless otherwise specified in a prospectus supplement, the debt securities will be issued in denominations of $1,000 and multiples of $1,000. We, the trustee, and any of our agents may treat the registered holder of a debt security as the absolute owner for the purpose of making payments, giving notices, and for all other purposes.
The holders of debt securities may exchange them for any other debt securities of the same series, in authorized denominations and equal principal amount. However, this type of exchange will be subject to the terms of the Indenture and any limitations that apply to global securities.
A holder may transfer debt securities by presenting the endorsed security at the office of a security registrar or transfer agent we designate. The holder will not be charged for any exchange or registration of transfer, but we may require payment to cover any tax or other governmental charge in connection with the transaction. We have appointed the trustee under the Indenture as security registrar. A prospectus supplement will name any transfer agent we designate for any debt securities if different from the security registrar. We may designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts at any time, except that we will maintain a transfer agent in each place of payment for debt securities.
If the debt securities of any series and/or specified tenor are to be redeemed, we will not be required to do any of the following:
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issue, register the transfer of, or exchange any debt securities of that series and/or tenor beginning 15 days before the day of mailing of a notice of redemption of any such debt security that may be selected for redemption and ending at the close of business on the day of the mailing; or

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register the transfer of or exchange any debt security selected for redemption, except for the unredeemed portion of a debt security that is being redeemed in part.

Payment and Paying Agents
Unless otherwise indicated in the applicable prospectus supplement, we will pay interest on a debt security on any interest payment date to the person in whose name the debt security is registered on the regular record date for such interest payment date.
Unless otherwise indicated in the applicable prospectus supplement, the principal, premium, and interest on the debt securities of a particular series will be payable at the office of the paying agents that we may designate. However, we may pay any interest by check mailed to the address, as it appears in the security register, of the person entitled to that interest. Also, unless otherwise indicated in the applicable prospectus supplement, the corporate trust office of the trustee will be our sole paying agent for payments with respect to debt securities of each series. Any other paying agent that we initially designate for the debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will maintain a paying agent in each place of payment for the debt securities of a particular series.
All money that we pay to a paying agent for the payment of the principal, premium, or interest on any debt security that remains unclaimed at the end of two years after the principal, premium, or interest has become due and payable will be repaid to us, and the holder of the debt security may look only to us for payment.

Consolidation, Merger, and Sale of Assets
Unless otherwise indicated in the applicable prospectus supplement, we may not:
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consolidate with or merge into any other entity;

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convey, transfer, or lease our properties and assets substantially as an entirety to any entity; or

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permit any entity to consolidate with or merge into us or convey, transfer, or lease its properties and assets substantially as an entirety to us,

unless the following conditions are met:
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the successor entity is a corporation, partnership, unincorporated organization or trust organized and validly existing under the laws of any domestic jurisdiction and assumes our obligations on the debt securities and under the Indenture;

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immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing; and

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other conditions are met.

Upon any such merger, consolidation, or transfer or lease of properties, the successor person will be substituted for us under the Indenture, and, thereafter, except in the case of a lease, we will be relieved of all obligations and covenants under the Indenture and the debt securities.
Events of Default
Each of the following will be an event of default under the Indenture with respect to debt securities of any series:
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our failure to pay principal of or any premium on any debt security of that series when due;

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our failure to pay any interest on any debt securities of that series when due, and the continuance of that failure for 30 days;

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our failure to deposit any sinking fund payment, when due, in respect of any debt securities of that series;

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our failure to perform any of our other covenants in the Indenture relating to that series and the continuance of that failure for 90 days after written notice has been given by the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series;

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bankruptcy, insolvency, or reorganization events involving us; and

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any other event of default for that series described in the applicable prospectus supplement.

If an event of default occurs and is continuing, other than an event of default relating to bankruptcy, insolvency, or reorganization, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the affected series may declare the principal amount of the debt securities of that series to be due and payable immediately. In the case of any debt security that is an original issue discount security, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may declare the portion of the principal amount of the debt security specified in the terms of such debt security to be immediately due and payable upon an event of default.
If an event of default involving bankruptcy, insolvency, or reorganization occurs, the principal amount of all the debt securities of the affected series will automatically, and without any action by the trustee or any holder, become immediately due and payable. After any acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal, have been cured or waived as provided in the Indenture.
The trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders, unless the holders have offered the trustee reasonable security or indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:
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such direction shall not be in conflict with law or the Indenture;

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the trustee may take any other action not inconsistent with such direction; and

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subject to the provisions of the Indenture, the trustee may decline to follow such direction if it determines in good faith that the proceedings so directed would involve the trustee in personal liability.

No holder of a debt security of any series will have any right to institute any proceeding under the Indenture, or for the appointment of a receiver or a trustee, or for any other remedy under the Indenture, unless:
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the holder has previously given the trustee written notice of a continuing event of default with respect to the debt securities of that series;

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the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and the holder or holders have offered reasonable indemnity, to the trustee to institute the proceeding as trustee; and

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the trustee has failed to institute the proceeding and has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series a direction inconsistent with the request within 60 days after the notice, request, and offer of indemnity.

The limitations provided above do not apply to a suit instituted by a holder of a debt security for the enforcement of payment of the principal, premium, or interest on the debt security on or after the applicable due date.
We are required to furnish to the trustee annually a certificate of various officers stating whether or not we are in default in the performance or observance of any of the terms, provisions, and conditions of the Indenture and, if so, specifying all known defaults.
Modification and Waiver
In limited cases, we and the trustee may make modifications and amendments to the Indenture without the consent of the holders of any series of debt securities, including to cure any ambiguity, to correct or supplement any provision in the Indenture that is defective or inconsistent with any other provision, or to make other provisions with respect to matters or questions arising under the Indenture, but such action shall not adversely affect the interests of the holders of the debt securities of any series in any material respect. We and the trustee may also make modifications and amendments to the Indenture with the consent of the holders of not less than 66 2∕3% in aggregate principal amount of the outstanding debt securities of each series affected by the modification or amendment. However, without the consent of the holder of each outstanding debt security affected, no modification or amendment may:
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change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security;

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reduce the principal amount of any debt security or the rate of interest thereon or any premium payable on redemption thereof;

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reduce the amount of principal of an original issue discount security or any other debt security payable upon acceleration of the maturity of the security;

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change the place or currency of payment of principal of, or any premium or interest on, any debt security;

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impair the right to institute suit for the enforcement of any payment on or with respect to any debt security; or

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reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the Indenture or is necessary for waiver of compliance with certain provisions of the Indenture or of certain defaults or modify the provisions of the Indenture relating to modification and waiver.
In general, compliance with certain restrictive provisions of the Indenture may be waived by the holders of not less than 66 2∕3% in aggregate principal amount of the outstanding debt securities of any series. The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may waive any past default under the Indenture, except:
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a default in the payment of principal, premium, or interest; and

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a default under covenants and provisions of the Indenture which cannot be amended without the consent of the holder of each outstanding debt security of the affected series.

In determining whether the holders of the requisite principal amount of the outstanding debt securities have given or taken any direction, notice, consent, waiver, or other action under the Indenture as of any date:
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the principal amount of an outstanding original issue discount security will be the amount of the principal that would be due and payable upon acceleration of the maturity on that date;

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if the principal amount payable at the stated maturity of a debt security is not determinable, the principal amount of the outstanding debt security will be an amount determined in the manner prescribed for the debt security; and

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the principal amount of an outstanding debt security denominated in one or more foreign currencies will be the U.S. dollar equivalent of the principal amount of the debt security or, in the case of a debt security described in the previous bullet points above, the amount described in those bullet points.

If debt securities have been fully defeased or if we have deposited money with the trustee to redeem debt securities, they will not be considered outstanding.
Except in limited circumstances, we will be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities of any series entitled to give or take any direction, notice, consent, waiver, or other action under the Indenture. In limited circumstances, the trustee will be entitled to set a record date for action by holders. If a record date is set for any action to be taken by holders of a particular series, the action may be taken only by persons who are holders of outstanding debt securities of that series on the record date. To be effective, the action must be taken by holders of the requisite principal amount of the debt securities within a specified period following the record date. For any particular record date, this period will be 180 days or any other shorter period that we may specify. The period may be shortened or lengthened, but not beyond 180 days.
Defeasance and Covenant Defeasance
We may elect to have the provisions of the Indenture relating to defeasance and discharge of indebtedness, or defeasance of restrictive covenants in the Indenture, applied to the debt securities of any series, or to any specified part of a series. The prospectus supplement used in connection with the offering of any debt securities will state whether we have made these elections for that series.
Defeasance and Discharge.   We will be discharged from all of our obligations with respect to the debt securities of a series if we deposit with the trustee money in an amount sufficient to pay the principal, premium, and interest on the debt securities of that series when due in accordance with the terms of the Indenture and the debt securities. We can also deposit securities that will provide the necessary monies. However, we will not be discharged from the obligations to exchange or register the transfer of debt securities, to replace stolen, lost, or mutilated debt securities, to maintain paying agencies, and to hold monies for payment in trust. The defeasance or discharge may occur only if we satisfy certain requirements, including that we deliver to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that holders of such debt securities:
•
will not recognize gain or loss for federal income tax purposes as a result of the deposit, defeasance, and discharge; and

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will be subject to federal income tax on the same amount, in the same manner, and at the same times as would have been the case if the deposit, defeasance, and discharge were not to occur.

Defeasance of Covenants.   We may elect to omit compliance with restrictive covenants in the Indenture and any additional covenants that may be described in the applicable prospectus supplement for a series of debt securities. This election will preclude some actions from being considered defaults under the Indenture for the applicable series. In order to exercise this option, we will be required to deposit, in trust for the benefit of the holders of debt securities, funds in an amount sufficient to pay the principal, premium and interest on the debt securities of the applicable series. We may also deposit securities that will provide the necessary monies. We will also be required to satisfy certain requirements, including that we deliver to the trustee an opinion of counsel to the effect that holders of the debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain obligations and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if the deposit and defeasance were not to occur. If we exercise this option with respect to any debt securities and the debt securities are declared due and payable because of the occurrence of any event of default, the amount of funds deposited in trust would be sufficient to pay amounts due on the debt securities at the time of their respective stated maturities but may not be sufficient to pay amounts due on the debt securities on any acceleration resulting from an event of default. In that case, we would remain liable for the additional payments.
Governing Law
The law of the State of New York will govern the Indenture and the debt securities.
Global Securities
Some or all of the debt securities of any series may be represented, in whole or in part, by one or more global securities, which will have an aggregate principal amount equal to that of the debt securities they represent. We will register each global security in the name of a depositary or nominee identified in a prospectus supplement and deposit the global security with the depositary or nominee. Each global security will bear a legend regarding the restrictions on exchanges and registration of transfer referred to below and other matters specified in a supplemental indenture to the Indenture.
No global security may be exchanged for debt securities registered, and no transfer of a global security may be registered, in the name of any person other than the depositary for the global security or any nominee of the depositary, unless:
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the depositary has notified us that it is unwilling or unable to continue as depositary for the global security or has ceased to be a clearing agency registered under the Exchange Act;

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an event of default has occurred and is continuing with respect to the debt securities represented by the global security; or

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any other circumstances exist that may be described in the applicable supplemental indenture and prospectus supplement.

We will register all securities issued in exchange for a global security or any portion of a global security in the names specified by the depositary.
As long as the depositary or its nominee is the registered holder of a global security, the depositary or nominee will be considered the sole owner and holder of the global security and the debt securities that it represents. Except in the limited circumstances referred to above, owners of beneficial interests in a global security will not:
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be entitled to have the global security or debt securities registered in their names;

•
receive or be entitled to receive physical delivery of certificated debt securities in exchange for a global security; and

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be considered to be the owners or holders of the global security or any debt securities for any purpose under the Indenture.

We will make all payments of principal, premium, and interest on a global security to the depositary or its nominee. The laws of some jurisdictions require that purchasers of securities take physical delivery of securities in definitive form. These laws make it difficult to transfer beneficial interests in a global security.
Ownership of beneficial interests in a global security will be limited to institutions that have accounts with the depositary or its nominee, referred to as Participants, and to persons that may hold beneficial interests through Participants. In connection with the issuance of any global security, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its Participants. Ownership of beneficial interests in a global security will only be shown on records maintained by the depositary or the Participant. Likewise, the transfer of ownership interests will be effected only through the same records. Payments, transfers, exchanges, and other matters relating to beneficial interests in a global security may be subject to various policies and procedures adopted by the depositary from time to time. Neither we, the trustee, nor any of our agents will have responsibility or liability for any aspect of the depositary’s or any Participant’s records relating to, or for payments made on account of, beneficial interests in a global security, or for maintaining, supervising, or reviewing any records relating to the beneficial interests.
Regarding the Trustee
The Bank of New York Mellon Trust Company, N.A., successor to JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank), is the trustee under the Indenture relating to the senior debt securities. It or its affiliate, The Bank of New York Mellon, is also the trustee under certain indentures covering securities issued by us, our affiliates or on our or their behalf. We and our affiliates maintain normal commercial and banking relationships with The Bank of New York Mellon Trust Company, N.A. and/or its affiliates. In the future, The Bank of New York Mellon Trust Company, N.A. and/or its affiliates may provide banking, investment and other services to us and our affiliates.
EXPERTS
The consolidated financial statements of Pinnacle West Capital Corporation incorporated by reference in this prospectus, and the effectiveness of Pinnacle West Capital Corporation’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such consolidated financial statements are incorporated by reference in reliance upon the report of such firm, given their authority as experts in accounting and auditing.
The consolidated financial statements of Arizona Public Service Company incorporated by reference in this prospectus, and the effectiveness of Arizona Public Service Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such consolidated financial statements are incorporated by reference in reliance upon the report of such firm, given their authority as experts in accounting and auditing.
LEGAL OPINIONS
Unless otherwise set forth in the applicable prospectus supplement, the validity of the offered securities will be passed upon for Pinnacle West and APS by Robert E. Smith, Executive Vice President, General Counsel, and Chief Development Officer of Pinnacle West and APS. Mr. Smith is regularly employed by Pinnacle West and APS, participates in various Pinnacle West employee benefit plans under which he may receive shares of common stock and currently beneficially owns less than one percent of the outstanding shares of common stock of Pinnacle West. We currently anticipate that Pillsbury Winthrop Shaw Pittman LLP New York, New York, will pass on certain legal matters with respect to the offered securities for any underwriters. Robert E. Smith may rely as to all matters of New York law upon the opinion of Pillsbury Winthrop Shaw Pittman LLP.

Pinnacle West Capital Corporation
Shares of Common Stock
Having an Aggregate Gross Sales Price of Up To $900,000,000
PROSPECTUS SUPPLEMENT
June 5, 2026
Barclays	BofA Securities	J.P. Morgan	Mizuho
MUFG	TD Securities	Truist Securities	Wells Fargo Securities